UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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IBT BANCORP, INC

(Name of Registrant as Specified In Its Charter)

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IBT BANCORP, INC.
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS To Be Held May 15, 2007
IBT BANCORP, INC.

IBT BANCORP, INC.
200 East Broadway
Mount Pleasant, Michigan 48858

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2007

Notice is hereby given that the Annual Meeting of Shareholders of IBT Bancorp, Inc. will be held on Tuesday, May 15, 2007 at 5:00 p.m. Eastern Standard Time, at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

1. The election of three directors.

2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed April 1, 2007 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

By order of the Board of Directors

Debra Campbell, Secretary

Dated: April 23, 2007

IBT BANCORP, INC.
200 East Broadway
Mount Pleasant, Michigan 48858

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the Corporation) a Michigan financial holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 15, 2007 at 5:00 p.m. at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

This Proxy Statement has been mailed on April 23, 2007 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.

Voting at the Meeting

The Board of Directors of the Corporation has fixed the close of business on April 1, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. As of April 1, 2007, there were 6,336,340 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. Shareholders may vote on matters that are properly presented at the meeting by either attending the meeting and casting a vote or by signing and returning the enclosed proxy. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy, indicate their choice with respect to the matters to be voted upon, and return it to the Corporation.

The Corporation will hold the Annual Meeting of Shareholders if holders of a majority of the Corporation’s shares of common stock entitled to vote are represented in person or by proxy at the meeting. If a shareholder signs and returns the proxy, those shares will be counted to determine whether the Corporation has a quorum, even if the shareholder abstains or fails to vote on any of the proposals listed on the proxy.

If a shareholder’s shares are held in the name of a nominee, and the shareholder does not tell the nominee how to vote the shares (referred to as broker non-votes), then the nominee can vote them as they see fit only on matters that are determined to be routine and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposals.

In the election of directors, director nominees receiving a plurality of votes cast at the meeting will be elected directors of the Corporation. Shares not voted, including broker non-votes, have no effect on the election of directors.

Election of Directors

The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years. At the Annual Meeting of Shareholders, three directors will be elected for terms ending with the annual meeting of shareholders in 2010.

Except as otherwise specified in the proxy, proxies will be voted for election of the three nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation’s management now knows of no reason to anticipate that this will occur. The three nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.

Nominees for election and current directors are listed below. Also shown for each nominee and each current director is his or her principal occupation for the last five or more years, age and length of service as a director of the Corporation. James C Fabiano, David W. Hole, Dale Weburg, David J. Maness, W. Joseph Manifold, William J. Strickler, Sandra L. Caul, W. Michael McGuire, and Ronald E. Schumacher, are directors who are independent directors as defined by Section 10A of the Securities Exchange Act of 1934, as amended and Rule 4200(a)(15) of the National Association of Securities Dealers’ (NASD) listing standards, including such definitions applicable to each committee of the board of directors upon which he or she serves or served.

Timothy M. Miller resigned as a member of the Corporation’s Board of Directors on March 16, 2007. Mr. Miller’s resignation was related to the consolidation of FSB Bank and Isabella Bank & Trust. He has been appointed to the board of directors for Isabella Bank & Trust. Effective March 22, 2007, Mr. Warren Michael McGuire was appointed to fill the vacancy created by Mr. Miller’s resignation and to serve out Mr. Miller’s unexpired term.

The Board of Directors recommends that shareholders vote FOR the election of each of the three director nominees nominated by the Board of Directors.

Director Nominees for Terms Ending in 2010

James C. Fabiano (age 63) has been a director of Isabella Bank and Trust since 1979 and of the Corporation since 1988, of which he is currently serving as Chairperson and is an ex-officio member of all committees. He also serves as an ex-officio member of all the Corporation’s subsidiary Boards of Directors. Mr. Fabiano is President and CEO of Fabiano Brothers, Inc., a wholesale distributor of beer, wine and certain specialty beverages.

David W. Hole (age 69) has been a director of Isabella Bank and Trust since 1982. He has served on the Board of the Corporation since 1988 and serves on the Compensation and Human Resource Committee and the Finance and Planning Committee. He currently is a director of Financial Group Information Services. He retired as President and CEO of Isabella Bank and Trust and the Corporation on December 30, 2001.

Dale Weburg (age 63) has served on the Board of the Corporation since 2000 and is a member of the Financial Group Information Services Board of Directors. He also serves on the Nominating and Corporate Governance Committee, Audit Committee and is chairperson of the Finance and Planning Committee. He has been a director of the Farmers State Bank division of Isabella Bank & Trust since 1987, of which he is currently serving as Chairperson. Mr. Weburg is President of Weburg Farms, a cash crop farm operation.

Current Directors with Terms Ending in 2009

Dennis P. Angner (age 51) has been a director of the Corporation since 2000. He also serves as an ex-officio member of all of the Corporation’s subsidiary Boards of Directors and committees. Mr. Angner has been President and CEO of the Corporation since December 30, 2001. Prior to his appointment as President and CEO, he served as Executive Vice President of the Corporation.

David J. Maness (age 53) has been a director of the Corporation since 2004, and serves on the Finance and Planning Committee and the Audit Committee. He also serves on the Board of Directors of Isabella Bank and Trust and is chairperson of Financial Group Information Services. Mr. Maness is President of Maness Petroleum, a geological and geophysical consulting service.

W. Joseph Manifold (age 55) has been a director of the Corporation since 2003, and serves as chairperson of the Audit Committee. Mr. Manifold also serves as a director of IBT Title and Insurance Agency, Inc. Mr. Manifold is a Certified Public Accountant and President of Federal Broach & Machine Company, a manufacturing company.

William J. Strickler (age 66) has been a director of the Corporation since 2002, and serves as chairperson of the Compensation and Human Resource Committee, and also serves on the Nominating and Corporate Governance Committee. He has been a director of Isabella Bank and Trust since 1995. Mr. Strickler is President of Michiwest Energy, an oil and gas producer.

Current Directors with Terms Ending in 2008

Richard J. Barz (age 58) has been a director of the Corporation since 2002. He has been a director of Isabella Bank and Trust since 2000. Mr. Barz also serves on the Board of IBT Title and Insurance Agency, Inc., and Financial Group Information Services and is a member of the Finance and Planning Committee. Mr. Barz has been President and CEO of Isabella Bank and Trust since December 30, 2001. Prior to his appointment as President and CEO he served as Executive Vice President of Isabella Bank and Trust.

Sandra L. Caul (age 63) has been a director of the Corporation since 2005. She currently serves as director of Isabella Bank and Trust and chairperson of IBT Title and Insurance Agency, Inc. She also serves on the Compensation and Human Resource Committee. Ms. Caul retired in January 2005 as a state representative of the Michigan State House of Representatives. Ms. Caul is a registered nurse.

W. Michael McGuire (age 57) was appointed director of the Corporation on March 22, 2007, and will serve on the Audit Committee. He is a director of the Farwell State Savings Bank division of Isabella Bank & Trust. Mr. McGuire is currently an attorney and Director of the Office of the Corporate Secretary and Assistant Secretary of The Dow Chemical Company, a manufacturer of chemicals, plastics and agricultural products.

Ronald E. Schumacher (age 70) has been a director of the Corporation since 1988 and of Isabella Bank & Trust since 1984, of which he is currently serving as Chairperson. He also serves on the Compensation and Human Resource Committee, Audit Committee and serves as chairperson of the Nominating and Corporate Governance Committee. Mr. Schumacher is the President of A. Schumacher Sons, a grain and beef farm operation.

Each of the directors has been engaged in their stated professions for more than five years. The principal occupation of Dennis P. Angner is with the Corporation, and he has been employed by Isabella Bank and Trust and/or the Corporation since 1984. Other executive officers of the Corporation include: Richard J. Barz, President of Isabella Bank and Trust, an employee of Isabella Bank & Trust and/or the Corporation since 1972; Timothy M. Miller, President of the Farmers State Bank division of Isabella Bank & Trust, an employee of Farmers State Bank and/or the Corporation since 1985; Peggy L. Wheeler (age 47), Senior Vice President and Controller of the Corporation, employed by Isabella Bank and Trust and/or the Corporation since 1977. All officers of the Corporation serve at the pleasure of the Board of Directors.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors of the Corporation met 13 times during 2006. All incumbent directors attended 75% or more of the meetings held in 2006. The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Human Resource, and a Finance and Planning Committee.

The Audit Committee is composed of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the “Report of the Audit Committee” included elsewhere in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors that was attached as Appendix A to the Corporation’s proxy statement for the 2005 Annual Shareholders Meeting. In accordance with the provisions of the Sarbanes-Oxley Act of 2002, Director Manifold meets the requirement of Audit Committee Financial Expert and has been so designated by the Board of Directors.

The Corporation has a standing Nominating and Corporate Governance Committee consisting of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Committee consists of directors Schumacher, Strickler and Weburg. The Nominating and Corporate Governance Committee held one meeting in 2006, and all directors attended 75% or more of the meetings in 2006. The Board of Directors has approved a Nominating and Corporate Governance Committee Charter that was attached as Appendix B to the Corporation’s proxy statement for the 2005 Annual Shareholders Meeting. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board of Directors for approval. In making its selections and recommendations, the Nominating and Corporate Governance Committee considers a variety of factors, which generally include the candidate’s personal and professional integrity, independence, business judgment, and communication skills.

The Nominating and Corporate Governance Committee will consider as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 200 East Broadway, Mount Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the recommended candidate for nomination. Recommendations for the 2008 Annual Meeting of Shareholders should be delivered no later than December 24, 2007. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by a shareholder.

The Compensation and Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation’s Board of Directors the compensation of the Corporation’s President and its subsidiaries, benefit plans and the overall percentage increase in salaries. The committee consists of directors, Hole, Schumacher, Strickler, and Caul. This committee is governed by a written charter approved by the Board of Directors and is attached as Appendix A to this proxy statement.

The Finance and Planning Committee evaluates new business opportunities and business acquisitions, assists management in establishing financial goals, reviews all strategic plans of subsidiaries to assure consistency with overall corporate goals and reviews interest rate risks, credit risks and insurance coverage. The committee consists of directors Weburg, Maness, Hole, and Barz.

Report of the Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. The Committee consists of directors Fabiano, Maness, Manifold, Schumacher, and Weburg.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed for 2006 or thereafter for the Corporation by its independent auditors or any other auditing or accounting firm, except as noted below. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board of Directors.

Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2006.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in SAS 61, as may be modified or supplemented. In addition, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence.

The Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting process. The Committee held four meetings during 2006, and all directors attended 75% or more of the meetings held in 2006.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements and reports on management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee has appointed Rehmann Robson as the independent auditors for the 2007 audit.

Respectfully submitted,

/s/  W. Joseph Manifold
W. Joseph Manifold, Audit Committee Chairperson

James C. Fabiano
David J. Maness
Ronald E. Schumacher
Dale D. Weburg

Compensation Discussion and Analysis

The Compensation and Benefits Committee (the “Committee”) assists the board of directors in determining and implementing compensation and benefits for executive officers and other employees of the Corporation. The Committee evaluates and approves the executive officer and senior management compensation plans, policies and programs of the Corporation and its affiliates. The Committee also evaluates and makes recommendations to the Board regarding the compensation of the Chief Executive Officer of the Corporation. The President and Chief Executive Officer, Dennis P. Angner conducts annual performance reviews for all Named Executive Officers, excluding himself. Mr. Angner recommends an appropriate salary increase to the Compensation Committee based on the performance review and years of service along with competitive market data.

Compensation Objectives

The Committee considers asset growth and earnings per share to be the primary ratios in measuring financial performance. The Corporation’s philosophy is to maximize long-term return to shareholders consistent with safe and sound banking practices while maintaining our commitment to superior customer and community service. The objectives of the Committee are to effectively balance salaries with potential compensation to an officer’s individual management responsibilities and to realize their potential for future contribution to the Corporation. We strive to attract and retain high performing executive officers who will lead the Corporation while attaining the Corporation’s earnings and performance goals.

What the Compensation Programs are Designed to Reward

The compensation programs are designed to reward dedicated and conscientious employment with the Corporation, loyalty in terms of continued employment, attainment of job related goals and overall profitability of the Corporation. In measuring an executive officer’s contributions to the Corporation, the Committee considers numerous factors including, among other things, the Corporation’s growth in terms of asset size, and increase in earnings per share. In rewarding loyalty and long-term service, the Corporation provides attractive retirement benefits.

Elements of Compensation

The Corporation’s executive compensation program has consisted primarily of base salary and benefits, annual cash bonus incentives, stock awards, and participation in the Corporation’s retirement plans.

Why Each of the Elements of Compensation is Chosen

Base Salary and Benefits are set to provide competitive levels of compensation to attract and retain officers with strong motivated leadership. Each officer’s performance, current compensation and responsibilities within the Corporation are considered by the Committee when establishing base salaries. The Corporation also believes it is best to pay sufficient base salary because it believes an over-reliance on equity incentive compensation could potentially skew incentives toward short-term maximization of shareholder value as opposed to building long-term shareholder value. Base salary encourages management to operate the Corporation in a safe and sound manner even when incentive goals may prove unattainable.

Annual Cash Bonus Incentives are used to reward executive officers for the Corporation’s overall financial performance. This element of the Corporation’s compensation programs is included in the overall compensation in order to reward employees above and beyond their base salaries when the Corporation’s performance and profitability exceed established annual targets. The inclusion of incentive compensation encourages management to be more creative, diligent and exhaustive in managing the Corporation to achieve specified financial goals.

Stock Awards are also provided as stock awards are the element of compensation that is most effective in aligning the financial interests of management with those of shareholders and because stock awards are a traditional and well-proven element of compensation among community banks and bank holding companies. These stock awards are director fees that eligible executive officers elect to defer. The directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees.

Retirement Plans.  The Corporation’s retirement plans are designed to assist executives in providing themselves with a financially secure retirement. Our retirement plans include: a defined benefit pension plan, a 401(k) plan, and a non-leveraged employee stock ownership plan (ESOP), a nonqualified supplementary plan, and a retirement bonus plan.

How the Corporation Chose Amounts for Each Element

The Committee’s approach to determining the annual base salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. The Committee utilizes regional compensation surveys which provide salary ranges for financial institutions and periodically collects information from other bank holding companies within its peer group for comparison. Specific factors used to decide where an executive officer salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance.

The annual cash bonus incentive is based on goals set on individual performance and recognition of individual performance. A subjective analysis is conducted by the Chief Executive Officer. The Chief Executive Officer makes a recommendation to the Committee for the appropriate amount for each individual executive officer. The Committee reviews, modifies and approves the recommendations of the Chief Executive Officer. The Committee reviews the performance of the Chief Executive Officer. The Committee uses the following factors as quantitative measures of corporate performance in determining annual cash bonus amounts to be paid.

•	earnings per share and earnings per share growth;

•	budgeted as compared to actual annual operating performance; and

•	other strategic goals as established by the board of directors

While no particular weight is given to any specific factor, the Committee gives at least equal weight to the subjective analyses as described above.

Stock awards which are deferred director fees are converted on a quarterly basis into stock units of the Corporation’s common stock. The fees are converted to stock units based on the purchase price for a share of common stock under the Corporation’s Dividend Reinvestment Plan. Stock units credited to a participant’s account are eligible for stock and cash dividends as declared.

Retirement plans.  The Corporation has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee’s five highest consecutive years of compensation out of the last ten years of service. The funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those expected to be earned in the future.

In December 2006, the Board of Directors voted to curtail the defined benefit plan effective March 1, 2007. The effect of the curtailment, which will be recognized in the first quarter of 2007, is to freeze the current participant’s accrued benefits as of March 1, 2007 and to limit participation in the plan to eligible employees as of December 31, 2006. Subsequent to the decision to curtail the defined benefit plan, the Corporation decided to increase the contributions to the Corporation’s 401(k) plan effective January 1, 2007.

The Corporation has a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Corporation began making matching contributions equal to 25% of the first 3% of an employee’s compensation contributed to the plan in 2005. Employees are 0% vested through their first three years of employment and are 100% vested after 3 years of service.

The Corporation maintains a non-leveraged employee stock ownership plan (ESOP) and a profit sharing plan which cover substantially all of its employees. Contributions to the plans are discretionary and are approved by the Board of Directors.

The Corporation maintains a nonqualified supplementary retirement plan for officers to provide supplemental retirement benefits and death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies.

The retirement bonus plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. An initial amount has been credited for each eligible employee as of January 1, 2007. Subsequent amounts shall be credited on each allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation shall be determined pursuant the payment schedule adopted by the sole and exclusive discretion of the Board of Directors, as set forth in the plan.

How Elements Fit into Overall Compensation Objectives

The elements of the Corporation’s compensation are structured to reward past and current performance, continued service and motivate its leaders to excel in the future. The Corporation’s salary compensation has generally been used to retain and attract motivated leadership. The Corporation intends to continually ensure its salaries are sufficient to attract and retain exceptional officers. The Corporation’s cash bonus incentive rewards current performance based upon personal and corporate, goals and targets. The Corporation makes stock awards to motivate its officers to enhance value for its shareholders by aligning the interests of management with those of its shareholders.

As part of its goal of attracting and retaining quality team members, the Corporation has developed employee benefit plans that make it stand out from the rest of the competition. Management feels that the combination of all of the plans listed above makes the Corporation’s total compensation packages attractive.

Compensation and Benefits Committee Report

The following Report of the Compensation and Benefits Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, expect to the extent the Corporation specifically incorporates this Report by reference therein.

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management, and based on such review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Annual Report on Form 10-K.

Submitted by the Compensation and Benefits Committee of IBT Bancorp’s Board of Directors:

William J. Strickler, Chairperson
Sandra L. Caul
James C. Fabiano
David W. Hole
Ronald E. Schumacher

Executive Officers

Executive Officers of the Corporation are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned from the Corporation or its subsidiaries during the year ended December 31, 2006, by the Chief Executive Officer, the Principal Financial Officer and the corporation’s three most highly compensated executive officers.

Summary Compensation Table

					Change in Pension
					Value and
					Non-Qualified
					Deferred
					Compensation	All Other
		Salary	Bonus	Stock Awards	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(1)	($)	($)(2)	($)(3)	($)

Dennis P. Angner	2006	$255,237	$10,000	$16,228	$70,646	$8,233	$360,344
President and CEO of IBT Bancorp, Inc.
Peggy L. Wheeler	2006	88,500	—	—	14,339	685	103,524
Principal Financial Officer, Sr. Vice President and Controller of IBT Bancorp, Inc. Principal Financial Officer
Richard J. Barz	2006	237,175	14,400	15,100	134,235	10,948	411,858
Executive Vice President of IBT Bancorp, Inc. and President & CEO of Isabella Bank and Trust
Timothy M. Miller	2006	149,117	3,567	7,223	17,030	5,778	182,715
Vice President of IBT Bancorp, Inc. and President & CEO of the Farmers State Bank division of Isabella Bank & Trust
Douglas D. McFarlane	2006	109,000	563	1,575	21,176	2,620	134,934
President, IBT Title and Insurance Agency, Inc.

(1)	Includes compensation voluntarily deferred under the Corporation’s 401(k). Directors fees paid in cash are also included, which are as follows: Dennis P. Angner $20,237, Richard J. Barz $12,175, and Timothy M. Miller $18,117.

(2)	Approximately 75% of the change in the present value of the defined benefit is related to prior service, a decrease in the assumed discount rate, and a change in the actuarial mortality table. Amounts were determined using assumptions consistent with those used in the Corporation’s financial statements. The Board of Directors approved a curtailment of this plan in December 2006 effective March 1, 2007. Assumptions were consistent to those that were presented in the financials.

(3)	For Dennis P. Angner and Richard J. Barz this includes club dues, auto allowance, and 401(k) matching contributions. For Timothy M. Miller this includes auto allowance and 401(k) matching contributions. For Douglas D. McFarlane this represents an auto allowance. For Peggy L. Wheeler this represents 401(k) matching contributions.

2006 Pension Benefits

The following table indicates the present value of accumulated benefits as of December 31, 2006 for each named executive in the summary compensation table.

		Number of	Present
		Years of	Value of
		Credited	Accumulated	Payments
		Service	benefit	During Last
Name	Plan Name	(#)	($)	Fiscal Year

Dennis P. Angner	IBT Bancorp Pension Plan	22	$207,046	$—
	IBT Bancorp Retirement Bonus Plan	22	102,549
Peggy L. Wheeler	IBT Bancorp Pension Plan	29	50,472	—
	IBT Bancorp Retirement Bonus Plan	29	26,674
Richard J. Barz	IBT Bancorp Pension Plan	34	465,192	—
	IBT Bancorp Retirement Bonus Plan	34	153,464
Timothy M. Miller	IBT Bancorp Pension Plan	7	39,968	—
Douglas D. McFarlane	IBT Bancorp Pension Plan	18	163,078	—

Defined benefit pension plan.  The Corporation sponsors a defined benefit pension plan. This plan was originally adopted in 1973 and was substantially revised in 1989. Only employees, including leased employees, who have attained the age of 21 and who have worked more than 1,000 hours in the current plan year are eligible to participate.

Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax law, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service.

A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

Richard J. Barz, Timothy M. Miller, and Douglas D. McFarlane are eligible for early retirement under the IBT Bancorp Pension Plan. Under the provisions of the Plan, participants are eligible for early retirement after reaching the age of 55 with at least 5 years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.

Retirement bonus plan.  The retirement bonus plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. This plan is intended to provide eligible employees with additional compensation. To be eligible the employee needed to be employed by the Corporation on January 1, 2007, and be a participant in the Corporation’s frozen Executive Supplemental Income Agreement. They also must be an officer of the Corporation with at least 10 years of service as of December 31, 2006. The Corporation has sole and exclusive discretion to add new participants to the plan by authorizing such participation pursuant to action of the Corporation’s Board of Directors.

An initial amount has been credited for each eligible employee as of January 1, 2007. Subsequent amounts shall be credited on each Allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation shall be determined pursuant the payment schedule adopted by the sole and exclusive discretion of the Board of Directors, as set forth in the plan.

Richard J. Barz, Timothy M. Miller, and Douglas D. McFarlane are eligible for early retirement under the IBT Bancorp Retirement Bonus Plan. Under the provisions of the Plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement.

2006 Nonqualified Deferred Compensation

	Executive	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at
	Last FY	Last FY	Last FYE
Name	($)	($)	($)

Dennis P. Angner	$16,228	$174	$16,402
Peggy L. Wheeler	—	—	—
Richard J. Barz	15,100	164	15,264
Timothy M. Miller	7,223	81	7,304
Douglas D. McFarlane	1,575	15	1,590

The directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees and are reflected in the 2006 nonqualified deferred compensation table above. These stock awards are converted on a quarterly basis into stock units of the Corporation’s common stock. The fees are converted to stock units based on the purchase price for a share of common stock under the Corporation’s Dividend Reinvestment Plan. Stock units credited to a participant’s account are eligible for stock and cash dividends as declared.

Potential Payments Upon Termination or Change in Control

The estimated pay outs payable to each named executive officer upon severance from employment, early retirement, termination upon disability or death or termination following a change in control of the Corporation are described below. For all termination scenarios, the figures assume such termination took place as of December 31, 2006.

Any Severance of Employment

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts accrued and vested through the Defined benefit pension plan.

•	Amounts accrued and vested through the Retirement Bonus plan.

•	Unused vacation pay.

In the event of the retirement of an executive officer the officer would receive the items identified above.

In the event of Death or Disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive benefits under the Corporations’ disability plan or payments under the Corporations’ life insurance plan, as appropriate.

In addition to potential payments upon termination available to all employees, the executive officers listed below would receive the following payments:

Bank Owned
Life
Insurance
Name	Policies

Dennis P. Angner	$690,000
Peggy L. Wheeler	265,500
Richard J. Barz	675,000
Timothy M. Miller	423,000
Douglas D. McFarlane	218,000

The Corporation currently does not have a change in control agreement with the executive officers, provided however pursuant to the Retirement Bonus Plan that they would become 100% vested in their benefit under the plan if, following a change in control, they voluntarily terminate employment or are terminated without just cause.

Remuneration of Directors

The following table summarizes the Compensation of each non-employee director who served on the Board of Directors during 2006.

			Change in
			Pension Value
			and Non-
	Fees		Qualified
	Earned or		Deferred
	Paid in	Stock	Compensation
	Cash	Awards	Earnings	Total
Name	($)	($)	($)	($)

Sandra Caul	$—	$31,500	$—	$31,500
James Fabiano	—	43,825	—	43,825
David Hole	23,663	10,238	25,856	59,757
Dave Maness	—	36,950	—	36,950
Joe Manifold	—	21,625	—	21,625
Ronald Schumacher	27,992	16,700	—	44,692
William Strickler	—	27,650	—	27,650
Dale Weburg	—	32,445	—	32,445

The Corporation paid a $4,000 retainer, and $750 per board meeting to its directors during 2006 and $225 per committee meeting attended.

The Corporation sponsors a deferred compensation plan for directors (the Directors’ Plan). The Directors’ Plan was adopted in 1984 and was substantially revised in 1989 and 1996 and was amended and frozen as of December 31, 2005. Under the Directors’ Plan, deferred directors’ fees are converted on a quarterly basis into stock units of the Corporation’s common stock. The fees are converted based on the purchase price for a share of the Corporation’s common stock under the Corporation’s Dividend Reinvestment Plan. The board of directors adopted the new Plan on January 1, 2006 to comply with the American Jobs Creation Act of 2004.

Pursuant to the terms of the Directors’ Plan, directors of the Corporation and its subsidiaries were required to defer at least 25% of their earned board fees. The amount deferred under the terms of the Directors’ Plan in 2006 was $467,849, resulting in 26,005 stock units being credited to participants’ accounts. As of December 31, 2006, there were 171,014 stock units credited to participants’ accounts. Stock units credited to a participant’s account are eligible for cash and stock dividends as payable. All amounts deferred are unsecured claims against the Corporation’s general assets. The net cost of this benefit to the Corporation was $106,708 in 2006.

Distribution from the Directors’ Plan occurs when the participant terminates service with the Corporation and/or attains age 65. Distributions must take the form of shares of Corporation common stock equal to the number of stock units credited to the participant’s account. Any Corporation common stock issued under the Directors’ Plan will be considered restricted stock under the Securities Act of 1933, as amended.

Compensation and Human Resource Committee Interlocks and Insider Participation

The Compensation and Human Resource Committee of the Corporation is responsible for reviewing and recommending to the Corporation’s Board of Directors the compensation of the Corporation’s President and its subsidiaries, benefit plans and the overall percentage increase in salaries. The committee consists of directors Strickler, Caul, Fabiano, Hole, and Schumacher. David Hole retired as President and CEO of Isabella Bank & Trust and the Corporation on December 30, 2001.

Certain Relationships and Related Transactions with Management

Certain directors and officers of the Corporation and members of their families were loan customers of the subsidiary Banks, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the subsidiary Banks. In management’s opinion, all such transactions are made in the ordinary course of business and are substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Banks. These transactions do not involve more than normal risk of collectibility or present other unfavorable features. Total loans to these customers were approximately $10,749,000 as of December 31, 2006. The Corporation addresses transactions with related parties in its ‘Code of Business Conduct and Ethics’ policy. Conflicts of interest are prohibited as a matter of Corporation policy, except under guidelines approved by the Board of Directors or committees of the Board.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 1, 2007 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

Amount and Nature
of Beneficial Ownership
	Sole Voting	Shared Voting	Percentage of
	and Investment	and Investment	Common Stock
Name and Address of Owner	Powers	Powers	Outstanding

James J. McGuirk	409,370	—	6.46%
P.O. Box 222
Mt. Pleasant, MI

The following table sets forth certain information as of April 1, 2007 as to the common stock of the Corporation owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers of the Corporation as a group.

	Amount and Nature
	of Beneficial Ownership
	Sole Voting	Shared Voting	Total	Percentage of
	and Investment	and Investment	Beneficial	Common Stock
Name of Owner	Powers	Powers	Ownership	Outstanding

Dennis P. Angner*	13,981	—	13,981	0.22%
Richard J. Barz*	16,696	—	16,696	0.26%
Sandra L. Caul	—	8,945	8,945	0.14%
James C. Fabiano	233,848	—	233,848	3.69%
David W. Hole	—	20,990	20,990	0.33%
W. Joseph Manifold	351	—	351	0.01%
W. Michael McGuire	5,273		5,273	0.08%
Ronald E. Schumacher	—	13,642	13,642	0.22%
William J. Strickler	68,237	4,900	73,137	1.15%
Dale D. Weburg	49,145	827	49,972	0.79%
David J. Maness	252	831	1,083	0.02%
Timothy M. Miller	3,121		3,121	0.05%
Peggy L. Wheeler	5,082		5,082	0.08%
Douglas D. McFarlane	426		426	0.01%
All Directors, nominees and Executive Officers as a Group (14 persons)	396,412	50,135	446,547	7.05%

*	Trustees of the ESOP who vote ESOP stock.

As to Other Business Which May Come Before the Meeting

Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

Relationship with Independent Registered Public Accounting Firm

The Audit Committee has appointed Rehmann Robson as the independent auditors of the Corporation for the year ending December 31, 2007.

A representative of Rehmann Robson, is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.

Fees for Professional Services Provided by Rehmann Robson

The following table shows the aggregate fees billed by Rehmann Robson for audit and other services provided to the Corporation for 2006 and 2005.

	2006	2005

Audit Fee	$464,172	$544,648
Audit Related Fees	18,785	3,600
Tax Fees	31,085	31,224
Other Professional Services Fees	33,292	21,184

Total	$547,334	$600,656

The audit fees were for performing the audit of the Corporation’s consolidated annual financial statements, audit of managements assessment of internal controls over financial reporting, review of interim quarterly financial statements included in the Corporation’s Forms 10-Q, and services that are normally provided by Rehmann Robson in connection with statutory and regulatory filings or engagements.

The audit related fees for 2006 were for regulatory filings related to the acquisition of Farwell State Savings Bank and for consultation of technical issues.

The tax fees were for the preparation of the Corporation and its subsidiaries’ state and federal tax returns and for consultation with the Corporation on various tax matters.

Other professional service fees were for, Federal Home Loan Bank required procedures and out of pocket costs. The Audit Committee has considered whether the services provided by Rehmann Robson, other than the audit fees, is compatible with maintaining Rehmann Robson independence and believes that the other services provided are compatible.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by Rehmann Robson must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-Related, Tax and Professional Services, none were billed pursuant to these provisions in 2006 and 2005 without pre-approval.

Shareholder Proposals

Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before December 24, 2007 to be considered for inclusion in the Corporation’s proxy statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

Communications with the Board

Shareholders may communicate with the Corporation’s Board of Directors by sending written communications to the Corporation’s Secretary, IBT Bancorp, Inc., 200 East Broadway, Mount Pleasant, Michigan 48858. Communications will be forwarded to the Board of Directors or the appropriate committee, as soon as practicable.

Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that is applicable to the Corporation’s principal executive officer, the principal financial officer and controller. The Corporation’s Code of Business Conduct and Ethics may be obtained free of charge by sending a request to Debra Campbell, Secretary, IBT Bancorp, Inc., 200 East Broadway, Mount Pleasant, Michigan 48858.

Directors’ Attendance at the Annual Meeting of Shareholders

The Corporation’s directors are encouraged to attend the annual meeting of shareholders. At the 2006 annual meeting, all directors were in attendance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and certain officers and persons who own more than ten percent of the Corporation’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

To the Corporation’s knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2006 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

Other Matters

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.

By order of the Board of Directors

Debra Campbell, Secretary

IBT Bancorp, Inc.

Financial Information Index

Page	Description

18	Summary of Selected Financial Data
19 - 20	Report of Independent Registered Public Accounting Firm
21 - 25	Consolidated Financial Statements
26 - 53	Notes to Consolidated Financial Statements
54 - 74	IBT Financial Review
75 - 76	Common Stock and Dividend Information

SUMMARY OF SELECTED FINANCIAL DATA

	2006	2005	2004	2003	2002
	(Dollars in thousands except per share data)

INCOME STATEMENT DATA
Total interest income	$44,709	$36,882	$33,821	$35,978	$38,161
Net interest income	24,977	23,909	23,364	23,528	22,905
Provision for loan losses	682	777	735	1,455	1,025
Net income	7,001	6,776	6,645	7,205	6,925
BALANCE SHEET DATA
End of year assets	$910,127	$741,654	$678,034	$664,079	$652,717
Daily average assets	800,174	700,624	675,157	659,323	623,507
Daily average deposits	639,046	576,091	567,145	563,600	549,970
Daily average loans/net	515,539	459,310	430,854	399,008	390,613
Daily average equity	91,964	74,682	70,787	65,770	59,540
PER SHARE DATA(1)
Earnings per share
Basic	$1.23	$1.25	$1.24	$1.36	$1.33
Diluted	1.19	1.25	1.24	1.36	1.33
Cash dividends	0.64	0.60	0.57	0.55	0.50
Book value (at year end)	18.27	14.78	13.48	12.94	12.09
FINANCIAL RATIOS
Shareholders’ equity to assets (at year end)	12.72%	10.91%	10.71%	10.38%	9.71%
Return on average equity	7.61	9.07	9.39	10.95	11.63
Cash dividend payout to net income	53.89	48.02	46.20	39.99	37.33
Return on average assets	0.87	0.97	0.98	1.09	1.11

	2006				2005
	4th	3rd	2nd	1st	4th	3rd	2nd	1st

Quarterly Operating Results:
Total interest income	$12,754	$11,312	$10,675	$9,968	$9,832	$9,439	$8,983	$8,628
Interest expense	5,980	5,164	4,526	4,062	3,719	3,425	3,064	2,765

Net interest income	6,774	6,148	6,149	5,906	6,113	6,014	5,919	5,863
Provision for loan losses	54	245	216	167	262	196	109	210
Noninterest income	2,354	2,405	2,336	2,001	2,192	2,328	2,099	1,857
Noninterest expenses	6,537	5,659	5,969	6,308	5,514	5,891	5,622	5,857
Net income	1,962	2,031	1,794	1,214	1,924	1,744	1,765	1,343
Per Share of Common Stock:(1)
Earnings per share
Net income	$0.31	$0.37	$0.33	$0.22	$0.35	$0.32	$0.33	$0.25
Diluted	0.30	0.36	0.32	0.21	0.35	0.32	0.33	0.25
Cash dividends	0.31	0.11	0.11	0.11	0.30	0.10	0.10	0.10
Book value (at quarter end)	18.27	15.69	15.14	14.92	14.78	14.02	13.85	13.42

(1)	Retroactively restated for the 10% stock dividend paid February 15, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
IBT Bancorp, Inc.
Mt. Pleasant, Michigan

We have audited the accompanying consolidated balance sheets of IBT Bancorp, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of changes in shareholders’ equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006. We also have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that IBT Bancorp, Inc. maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). IBT Bancorp, Inc.’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements, an opinion on management’s assessment, and an opinion on the effectiveness of the IBT Bancorp, Inc.’s internal control over financial reporting, based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A corporation’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the corporation’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As indicated in the accompanying Management’s Report on Internal Control Over Financial Reporting, management’s assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of The Farwell State Savings Bank, which is included in the 2006 consolidated financial statements of IBT Bancorp, Inc. and constituted approximately $91.3 million and $14.4 million of total and net assets, respectively, as of December 31, 2006 and approximately $1.3 million and $400,000 of interest income and net income, respectively, for the period October 3, 2006 through December 31, 2006. Management did not assess the effectiveness of internal control over financial reporting at this acquired entity because of the timing of this purchase, which was completed on October 3, 2006. Our audit of internal control over financial reporting of IBT Bancorp, Inc. also did not include an evaluation of the internal control over financial reporting of The Farwell State Savings Bank.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IBT Bancorp, Inc. as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, management’s assessment that IBT Bancorp, Inc. maintained effective internal control over financial reporting as of December 31, 2006 is fairly stated, in all material respects, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Furthermore, in our opinion, IBT Bancorp, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Rehmann Robson P.C.

Saginaw, Michigan
March 02, 2007

CONSOLIDATED BALANCE SHEETS

	December 31
	2006	2005
	(Dollars in thousands)

ASSETS
Cash and demand deposits due from banks	$31,359	$30,825
Investment securities available for sale (amortized cost of $214,600 in 2006 and $185,688 in 2005)	213,450	183,406
Mortgage loans available for sale	2,734	744
Net Loans
Loans	591,042	483,242
Less allowance for loan losses	7,605	6,899

Total net loans	583,437	476,343
Premises and equipment	20,754	19,172
Corporate-owned life insurance policies	12,763	10,533
Accrued interest receivable	5,765	4,786
Acquisition intangibles and goodwill, net	27,288	3,253
Other assets	12,577	12,592

Total Assets	$910,127	$741,654

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$83,902	$73,839
NOW accounts	111,406	104,251
Certificates of deposit and other savings	388,176	328,780
Certificates of deposit over $100,000	142,356	85,608

Total deposits	725,840	592,478
Other borrowed funds	58,303	52,165
Escrow funds payable	2,416	9,823
Accrued interest and other liabilities	7,819	6,286

Total liabilities	794,378	660,752
Shareholders’ Equity
Common stock — no par value 10,000,000 shares authorized; outstanding — 6,335,861 in 2006 (4,974,715 in 2005)	114,785	72,296
Retained earnings	4,451	10,112
Accumulated other comprehensive loss	(3,487)	(1,506)

Total shareholders’ equity	115,749	80,902

Total liabilities and shareholders’ equity	$910,127	$741,654

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Year Ended December 31
	2006	2005	2004
	(Dollars in thousands)

Number of shares of common stock outstanding
Balance at beginning of year	4,974,715	4,896,412	4,403,404
Common stock dividends	497,299	—	440,191
Issuance of common stock	66,372	78,303	57,388
Shares issued during bank acquisition	797,475	—	—
Common stock repurchased	—	—	(4,571)

Balance end of year	6,335,861	4,974,715	4,896,412

Common stock
Balance at beginning of year	$72,296	$66,908	$47,491
Common stock dividends	20,887	—	17,608
Transfer	(12,000)	—	—
Issuance of common stock	33,132	2,684	2,001
Share-based payment awards under equity compensation plan	470	2,704	—
Common stock repurchased	—	—	(192)

Balance end of year	114,785	72,296	66,908
Retained earnings
Balance at beginning of year	10,112	6,590	20,623
Net income	7,001	6,776	6,645
Common stock dividends	(20,887)	—	(17,608)
Transfer	12,000	—	—
Cash dividends ($0.64 per share in 2006, $0.60 per share in 2005, $0.57 per share in 2004)	(3,775)	(3,254)	(3,070)

Balance end of year	4,451	10,112	6,590
Accumulated other comprehensive loss
Balance at beginning of year	(1,506)	(904)	822
Adjustment to initially apply FASB Statement No 158,
net of tax	(2,728)	—	—
Other comprehensive income (loss)	747	(602)	(1,726)

Balance end of year	(3,487)	(1,506)	(904)

Total shareholders’ equity end of year	$115,749	$80,902	$72,594

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31
	2006	2005	2004
	(Dollars in thousands
	except per share data)

Interest income
Loans, including fees	$36,575	$30,682	$27,801
Investment securities
Taxable	4,948	3,487	3,696
Nontaxable	2,797	2,398	2,116
Federal funds sold and other	389	315	208

Total interest income	44,709	36,882	33,821
Interest expense
Deposits	17,164	11,374	9,391
Borrowings	2,568	1,599	1,066

Total interest expense	19,732	12,973	10,457

Net interest income	24,977	23,909	23,364
Provision for loan losses	682	777	735
Net interest income after provision for loan losses	24,295	23,132	22,629
Noninterest income
Service charges and fees	5,490	4,928	4,735
Title insurance revenue	2,389	2,351	1,957
Gain on sale of mortgage loans	207	270	477
Other	1,012	927	996

Total noninterest income	9,098	8,476	8,165
Noninterest expenses
Compensation and benefits	13,869	13,548	12,685
Occupancy	1,730	1,553	1,504
Furniture and equipment	2,868	2,657	2,484
Other	6,006	5,126	5,598

Total noninterest expenses	24,473	22,884	22,271
Income before federal income taxes	8,920	8,724	8,523
Federal income taxes	1,919	1,948	1,878

Net income	$7,001	$6,776	$6,645

Earnings per share
Basic	$1.23	$1.25	$1.24

Diluted	$1.19	$1.25	$1.24

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ending December 31
	2006	2005	2004
	(Dollars in thousands)

Net income	$7,001	$6,776	$6,645

Unrealized gains (losses) on available-for-sale securities:
Unrealized holding gains (losses) arising during period	1,020	(2,749)	(2,527)
Reclassification adjustment for net realized losses (gains) included in net income	112	(2)	(106)

Net realized unrealized gains (losses)	1,132	(2,751)	(2,633)
Tax effect	(385)	935	895

Unrealized gains (losses), net of tax	747	(1,816)	(1,738)

Reversal of minimum pension liability adjustment	—	1,839	18
Tax effect	—	(625)	(6)

Minimum pension liability adjustment, net of tax	—	1,214	12

Adjustment to initially apply FASB Statement No. 158	(4,134)	—
Tax effect	1,406	—	—

FASB Statement No. 158 adjustment, net of tax	(2,728)	—	—

Other comprehensive loss, net of tax	(1,981)	(602)	(1,726)

Comprehensive income	$5,020	$6,174	$4,919

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2006	2005	2004
	(Dollars in thousands)

Operating activities
Net income	$7,001	$6,776	$6,645
Reconciliation of net income to cash provided by operations:
Provision for loan losses	682	777	735
Depreciation	1,852	1,735	1,552
Net amortization of investment securities	705	957	1,558
Realized loss (gain) on sale of investment securities	112	(2)	(106)
Amortization and impairment of mortgage servicing rights	184	140	135
Earnings on corporate owned life insurance policies	(404)	(365)	(427)
Amortization of acquisition intangibles	160	94	93
Deferred income taxes	274	263	305
Share-based payment awards	470	—	—
Changes in operating assets and liabilities which (used) provided cash
Loans held for sale	(1,990)	1,595	1,976
Accrued interest receivable	(626)	(471)	219
Other assets	(1,333)	(1,443)	(1,235)
Escrow funds payable	(7,407)	8,098	(1,033)
Accrued interest and other liabilities	(1,378)	298	2,325

Net cash (used in) provided by operating activities	(1,698)	18,452	12,742
Investing activities
Activity in available-for-sale securities
Maturities, calls, and sales	57,577	31,962	72,633
Purchases	(70,140)	(57,044)	(68,892)
Activity in held to maturity securities
Maturities, calls, and sales	—	523	765
Net increase in loans	(44,372)	(30,669)	(31,531)
Purchases of premises and equipment	(2,467)	(2,374)	(4,300)
Acquisition of Farwell State Savings Bank, net of cash acquired	(2,713)	—	—
(Purchase) benefits received on corporate owned life insurance policies	(499)	—	288

Net cash used in investing activities	(62,614)	(57,602)	(31,037)
Financing activities
Net (decrease) increase in noninterest bearing deposits	(409)	8,103	(2,024)
Net increase (decrease) in interest bearing deposits	60,433	20,499	(1,807)
Net increase in other borrowed funds	6,138	21,183	12,929
Cash dividends paid on common stock	(3,775)	(3,254)	(3,070)
Proceeds from the issuance of common stock	2,459	2,684	2,001
Common stock repurchased	—	—	(192)

Net cash provided by financing activities	64,846	49,215	7,837

Increase (decrease) in cash and cash equivalents	534	10,065	(10,458)
Cash and cash equivalents at beginning of year	30,825	20,760	31,218

Cash and cash equivalents at end of year	$31,359	$30,825	$20,760

Supplemental cash flows information:
Interest paid	$19,392	$12,814	$10,420
Federal income taxes paid	1,516	1,000	2,569

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share amounts)

Note 1 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation:

The consolidated financial statements include the accounts of IBT Bancorp, Inc. (the “Corporation”), a financial services holding company, and its wholly owned subsidiaries, Isabella Bank and Trust, FSB Bank, IBT Title and Insurance Agency, Inc., Financial Group Information Services, and its majority owned subsidiaries, IBT Personnel, LLC (79%), and IB&T Employee Leasing, LLC (79%). All intercompany balances and accounts have been eliminated in consolidation.

Nature of Operations:

IBT Bancorp, Inc. is a financial services holding company offering a wide array of financial products and services in mid-Michigan. Its banking subsidiaries, Isabella Bank and Trust and FSB Bank, offer banking services through 23 locations, 24-hour banking services locally and nationally through shared automatic teller machines, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial real estate loans and lines of credit, agricultural loans, residential real estate loans, consumer loans, student loans, and credit cards. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Banks’ principal markets. The Corporation’s results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.

IBT Title and Insurance Agency, Inc. (IBT Title) does business under the names Isabella County Abstract and Title, Mecosta County Abstract and Title, IBT Title Clare, Benchmark Title of Greenville, Milltown Title, LLC, and Lti, LLC. IBT Title provides title insurance and abstract searches, and closes real estate loans.

Financial Group Information Services provides information technology services for IBT Bancorp and subsidiaries.

IBT Personnel and IB&T Employee Leasing provide payroll services, benefit administration, and other human resource services to IBT Bancorp and subsidiaries.

Use of Estimates:

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the carrying value of foreclosed real estate, management obtains independent appraisals for significant properties.

Significant Group Concentrations of Credit Risk:

Most of the Corporation’s activities conducted are with customers located within the central Michigan area. A significant amount of its outstanding loans are secured by real estate or are made to finance agricultural production. Other than these types of loans, there is no significant concentration to any other industry or customer.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents:

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and other deposit accounts, all of which have original maturity dates within ninety days.

Securities:

Securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses, net of the effect of deferred income taxes, excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-then-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans:

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge offs, the allowance for loans losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the constant yield method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

For loans that are placed on non-accrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected is charged against the allowance for loan losses. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

Allowance for Loan Losses:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that management believes affect its estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Banks will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstance surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Loans Held for Sale:

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value as determined by aggregating outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Banks. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

Transfers of Financial Assets:

Transfers of financial assets, including held for sale mortgage loans, as described above, and participation loans are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been isolated from the Banks, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets and 3) the Banks do not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Servicing:

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Generally, purchased servicing rights are capitalized at the cost to acquire the rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income, prepayment speeds and default rates and losses. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type, and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If the Corporation later determines that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the allowance may be recorded as an increase to income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income, a component of noninterest income.

Loans Acquired Through Transfer:

American Institute of Certified Public Accountants’ Statement of Position (SOP) 03-3 requires that a valuation allowance for loans acquired in a transfer, including in a business combination, reflect only losses incurred after acquisition, and should not be recorded at acquisition. It applies to any loan acquired in a transfer that shows evidence of credit quality deterioration since it was originated. The effect on results of operations and financial position of the Corporation’s acquisition of the allowance for loan losses carried over from The Farwell State Savings Bank (Farwell) (see Note 2) was not material in 2006 due to the limited number of troubled loans held by Farwell.

Foreclosed Assets:

Assets acquired through, or in lieu, of loan foreclosure are initially recorded at the lower of the Banks’ carrying amount or fair value less estimated selling costs at the date of transfer, establishing a new cost basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. The portion of interest costs relating to development of real estate is capitalized. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less costs to sell.

Off-Balance-Sheet Credit Related Financial Instruments:

In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.

Premises and Equipment:

Land is carried at cost. Buildings and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally by the straight line method based upon the useful lives of the assets which generally range from 5 to 30 years. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Investments:

Included in other assets are restricted securities of $3,480 in 2006 and $3,080 in 2005. Restricted securities include the stock of the Federal Reserve Bank and the Federal Home Loan Bank and have no contractual maturity.

Stock Compensation Plans:

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements and that this cost be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) applies to new awards and awards modified, repurchased, or cancelled after January 1, 2006. Compensation expense is based on the fair value of the awards, which is generally the market price of the stock on the measurement date and is recognized ratably over the service period of the award.

The Corporation adopted SFAS No. 123(R) on December 31, 2005, and elected the modified prospective method. Compensation cost has been measured using the fair value of an award on the grant dates and is recognized over the service period, which is usually the vesting period. Compensation cost related to the non-vested portion of the awards outstanding as of the date was based on the grant date fair value of those awards as calculated under the original provisions of SFAS No. 123; that is, the Corporation was not required to re-measure the grant date fair value estimate of the unvested portion of awards granted prior to the effective date of SFAS No. 123(R).

Corporate Owned Life Insurance:

The Corporation has purchased life insurance policies on key members of management. In the event of death of one of these individuals, the Corporation would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be realized. Increases in cash surrender value in excess of premiums paid are reported as other noninterest income.

Acquisition Intangibles and Goodwill:

Isabella Bank and Trust and FSB Bank previously acquired branch facilities and related deposits in a business combination accounted for as a purchase. During October 2006, FSB Bank acquired The Farwell State Savings Bank (Farwell) resulting in identified core deposit intangibles and goodwill (see Note 2). The acquisition of the branches included amounts related to the valuation of customer deposit relationships (core deposit intangibles). Such core deposit intangibles are included in other assets and are being amortized on the straight line basis over nine years. Core deposit intangibles arising from the acquisition of Farwell are being amortized on a 10 year sum of year’s digits amortization schedule. Goodwill is included in other assets and is not amortized but is evaluated for impairment at least annually.

Federal Income Taxes:

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax assets or liability is determined based on the tax effects of the temporary differences between the book and tax bases on the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Advertising Costs:

Advertising costs are expensed as incurred.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings Per Common Share:

Basic earnings per share represents income available to common stockholders divided by the weighted — average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustments to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate solely to outstanding shares in the Corporation’s Deferred Director fee plan.

Earnings per common share have been computed based on the following:

	December 31
	2006	2005	2004

Average number of common shares outstanding*	5,699,514	5,416,961	5,344,585
Effect of shares in the Deferred Director fee plan*	164,800	—	—

Average number of common shares outstanding used to calculate diluted earnings per common share	5,864,314	5,416,961	5,344,585

*	As adjusted for the 10% stock dividend paid February 15, 2006.

Reclassifications:

Certain amounts reported in the 2005 and 2004 consolidated financial statements have been reclassified to conform with the 2006 presentation.

Recent Accounting Pronouncements:

On January 1, 2006, the Corporation adopted Statement of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment” (SFAS No. 123R) issued by the Financial Accounting Standards Board (FASB). This statement requires that compensation cost relating to share-based payment transactions be recognized in financial statements and that this cost be measured based on the fair value of the equity instruments issued. The adoption of this standard decreased dilutive earnings per share by $.04 in 2006 as a resulted of the inclusion of Plan shares to ultimately be issued in the weighted average number of shares outstanding calculation.

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments,” an amendment of SFAS No. 133 and SFAS No. 140. SFAS No. 155 simplifies accounting for certain hybrid instruments under SFAS No. 133 by permitting fair value remeasurement for financial instruments that otherwise would require bifurcation and eliminating SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” which provides that beneficial interests are not subject to the provisions of SFAS No. 133. SFAS No. 155 also eliminates the previous restriction under SFAS No. 140 on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement event occurring after January 1, 2007, and adoption is not expected to have a significant impact on the Corporation’s results of operations, financial condition or liquidity.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156 (SFAS No. 156), “Accounting for Servicing of Financial Assets”. This statement amends Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 requires companies to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. The statement permits a company to choose either the amortized cost method or fair value measurement method for each class of separately recognized servicing assets. This statement is effective for the Corporation on January 1, 2007. The Corporation is currently in the process of analyzing the impact, if any, of SFAS No. 156 on the Corporation’s consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157). SFAS No. 157 establishes a common definition for fair value in generally accepted accounting principles, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective on January 1, 2008 and is not expected to have a significant impact on the Corporation’s consolidated financial position and results of operations.

On December 31, 2006 the Corporation adopted SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (SFAS No. 158). SFAS No. 158 required the Corporation to recognize on a prospective basis the funded status of their defined benefit plan on its consolidated balance sheet and recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost. SFAS No. 158 also required additional disclosures in the notes to the consolidated financial statements. See Note 18 for the discussion on the application of this pronouncement on the consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertain Tax Positions”, which seeks to reduce the significant diversity in practice associated with recognition and measurement in the accounting for income taxes. The provisions of this interpretation apply to all tax positions accounted for in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. Specifically, the Interpretation requires that a tax position meet a “more likely than not recognition threshold” for the benefit of the uncertain tax position to be recognized in the financial statements. This threshold is to be met assuming that the tax authorities will examine the uncertain tax position. The Interpretation also contains guidance with respect to the measurement of the benefit that is recognized for an uncertain tax position, when that benefit should be derecognized and other matters. The effective date of the Interpretation for the Corporation is January 1, 2007. The Corporation does not anticipate that the implementation of this standard will have a significant impact on the consolidated financial statements as it generally does not have any significant uncertain tax provisions.

Note 2 — Business Combination

On October 3, 2006, Farmers State Bank of Breckenridge (Farmers) acquired 100 percent of the Farwell State Savings Bank (Farwell). As a result of this acquisition, Farwell merged with and into Farmers, which was then renamed FSB Bank. Under the terms of the merger agreement, each share of Farwell common stock was automatically converted into the right to receive 3.0382 shares of IBT common stock and $29.00 in cash. As a result of this acquisition, the Corporation issued 797,475 shares of IBT Bancorp, Inc. common stock valued at $30,448 and paid a total of $7,612 in cash to Farwell shareholders. Included in the purchase price was $382 of transaction costs. The total consideration exchanged including the value of the common stock issued, cash paid to shareholders, plus cash paid for transaction costs resulted in a total purchase cost of $38,442. The acquisition of Farwell has increased the overall market share for IBT Bancorp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition.

		Fair Value
		Adjustments of
	Farwell	Nonintangible	Fair Value
	October 3,	Net Assets	of Net Assets
	2006	Acquired	Acquired

ASSETS
Cash and cash equivalents	$5,281	$—	$5,281
Securities available for sale	17,166	—	17,166
Loans, net	63,874	(470)	63,404
Bank premises and equipment	307	600	907
Other assets	2,416	15	2,431

Total assets acquired	$89,044	$145	$89,189

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$73,731	$(393)	$73,338
Accrued interest and other liabilities	1,114	—	1,114

Total liabilities assumed	74,845	(393)	74,452

Net assets acquired	$14,199	$538	14,737

Core deposit intangible			1,442
Goodwill			22,263

Total consideration paid			$38,442

The fair value adjustments are being amortized over two years using the straight line amortization method. The core deposit intangible is being amortized using a 10 year sum-of-the-years’ digits amortization schedule. Goodwill, which is not amortized, will be tested for impairment at least annually. As the acquisition was considered a stock transaction goodwill is not deductible for federal income tax purposes.

The 2006 consolidated statement of income includes operating results of Farwell since the date of acquisition.

The unaudited pro forma information presented in the following table has been prepared based on IBT Bancorp’s historical results combined with Farwell. The information has been combined to present the results of operations as if the acquisition had occurred at the beginning of the periods presented. The pro forma results are not necessarily indicative of the results which would have actually been attained if the acquisition had been consummated in the past or what may be attained in the future:

	Year Ended December 31
	2006	2005

Net interest income	$27,499	$27,371

Net income	$8,023	$8,288

Basic earnings per share	$1.28	$1.33

Note 3 — Restrictions on Cash and Amounts Due from Banks

Banking regulations require banks to maintain cash reserve balances in currency or as deposits with the Federal Reserve Bank. At December 31, 2006 and 2005, the reserve balances amounted to $979 and $711, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4 — Investment Securities

The amortized cost and fair value of investment securities, with gross unrealized gains and losses, are as follows as of December 31:

	2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities Available-for-Sale
U.S. Government and federal agencies	$7,014	$—	$94	$6,920
Government-sponsored enterprises	62,472	54	426	62,100
States and political subdivisions	112,966	434	646	112,754
Corporate	11,089	1	37	11,053
Mortgage-backed	21,059	25	461	20,623

Total	$214,600	$514	$1,664	$213,450

	2005
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities Available-for-Sale
U.S. Government and federal agencies	$53,953	$—	$1,040	$52,913
States and political subdivisions	95,976	532	1,073	95,435
Corporate	13,294	3	77	13,220
Mortgage-backed	22,465	22	649	21,838

Total	$185,688	$557	$2,839	$183,406

The Corporation had pledged investments in the following amounts as of December 31:

	2006	2005

Pledged for public deposits and for other purposes necessary or required by law	$24,990	$10,516
Pledged to secure repurchase agreements	6,500	8,832

Total	$31,490	$19,348

The amortized cost and fair value of available-for-sale securities by contractual maturity at December 31, 2006 are as follows:

	Available for Sale
	Amortized	Fair
	Cost	Value

Within 1 year	$62,318	$61,939
Over 1 year through 5 years	89,216	88,899
After 5 years through 10 years	35,490	35,462
Over 10 years	6,517	6,527

	193,541	192,827
Mortgage-backed securities	21,059	20,623

	$214,600	$213,450

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Because of their variable payments, mortgage backed securities are not reported by a specific maturity group.

A summary of the activity related to the sale of available-for-sale securities during the years ended December 31 is as follows:

	2006	2005	2004

Proceeds from the sale of available-for-sale securities	$15,257	$4,588	$45,044

Gross realized gains	$—	$9	$129
Gross realized losses	(112)	(7)	(23)

Net realized (losses) gains	$(112)	$2	$106

Applicable income taxes (benefit)	$(38)	$—	$36

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Information pertaining to securities with gross unrealized losses at December 31, aggregated by investment category and length of time that individual securities have been in continuous loss position, follows:

	December 31, 2006
	Less Than Twelve Months		Over Twelve Months
	Gross		Gross		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized
	Losses	Value	Losses	Value	Losses

Securities Available-for-Sale
U.S. Government and federal agency	$—	$—	$94	$6,920	$94
Government-sponsored enterprises	12	15,592	414	30,482	426
States and political subdivisions	80	20,688	566	40,472	646
Corporate	6	4,994	31	2,472	37
Mortgage-backed	3	1,960	458	16,431	461

Total securities available-for-sale	$101	$43,234	$1,563	$96,777	$1,664

	December 31, 2005
	Less Than Twelve Months		Over Twelve Months
	Gross		Gross		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized
	Losses	Value	Losses	Value	Losses

Securities Available-for-Sale
U.S. Government and federal agency	$157	$17,155	$883	$35,171	$1,040
States and political subdivisions	397	27,687	676	26,633	1,073
Corporate	1	931	76	3,563	77
Mortgage-backed	106	7,053	543	13,169	649

Total securities available-for-sale	$661	$52,826	$2,178	$78,536	$2,839

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts’ reports. As the Corporation has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines are deemed to be other than temporary.

Note 5 — Loans

The Banks grant commercial, agricultural, consumer and residential loans to customers situated primarily in Isabella, Gratiot, Mecosta, Southwestern Midland, Western Saginaw, Northern Montcalm and Southern Clare counties in mid-Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, and general economic conditions of this region. Substantially all of the consumer and residential mortgage loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets and personal guarantees; a portion of loans are unsecured.

A summary of the major classifications of loans is as follows:

	December 31
	2006	2005

Mortgage loans on real estate
Residential 1-4 family	$225,612	$160,542
Commercial	142,464	111,997
Agricultural	29,223	29,575
Construction	24,412	17,871
Second mortgages	30,815	24,560
Equity lines of credit	19,811	23,278

Total mortgage loans	472,337	367,823
Commercial and agricultural loans
Commercial	70,237	67,544
Agricultural production	18,079	19,849

Total commercial and agricultural loans	88,316	87,393
Consumer installment loans
Personal	29,783	26,304
Credit cards	606	1,722

Total consumer installment loans	30,389	28,026
Total loans	591,042	483,242
Less: Allowance for loan losses	7,605	6,899

Loans, net	$583,437	$476,343

A summary of changes in the allowance for loan losses follows:

	Year Ended December 31
	2006	2005	2004

Balance at beginning of year	$6,899	$6,444	$6,204
Allowance of acquired bank	726	—	—
Loans charged off	(1,149)	(643)	(935)
Recoveries	447	321	440
Provision charged to income	682	777	735

Balance at end of year	$7,605	$6,899	$6,444

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of information pertaining to impaired loans at December 31:

	2006	2005	2004

Impaired loans without a valuation allowance	$—	$2,211	$1,786
Impaired loans with a valuation allowance	3,928	314	448

Total impaired loans	$3,928	$2,525	$2,234

Valuation allowance related to impaired loans	$594	$184	$304
Total nonaccrual loans	$3,444	$1,375	$1,900
Accruing loans past due 90 days or more	$1,185	$1,058	$702
Average investment in impaired loans	$3,043	$2,531	$2,949

Interest income recognized on impaired loans was not significant during any of the three years ended December 31, 2006. No additional funds are committed to be advanced in connection with impaired loans.

Note 6 — Servicing

Residential mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgages serviced for others was $255,577, $256,358, and $253,282 at December 31, 2006, 2005, and 2004 respectively; such loans are not included in the accompanying consolidated balance sheets. The fair value of servicing rights was determined using a discount rate of 8.7% , prepayment speeds ranging from 8.5% to 25.4%, depending upon the stratification of the specific right and a weighted average default rate of 0.0%. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and taxing authorities, and foreclosure processing.

The following table summarizes the changes in each year of the carrying value of mortgage servicing rights included in other assets as of December 31:

	2006	2005	2004

Balance at beginning of year	$2,125	$2,046	$1,714
Mortgage servicing rights capitalized	2,655	2,520	2,633
Accumulated amortization	(2,589)	(2,429)	(2,279)
Impairment valuation allowance	(36)	(12)	(22)

Balance at end of year	$2,155	$2,125	$2,046

Impairment increases (reductions)	$24	$(10)	$(189)

Note 7 — Premises and Equipment

A summary of premises and equipment at December 31 follows:

	2006	2005

Land	$3,089	$3,027
Buildings and improvements	15,235	12,528
Furniture and equipment	21,501	21,003

Total	39,825	36,558
Less: Accumulated depreciation	19,071	17,386

Premises and equipment, net	$20,754	$19,172

Depreciation expense amounted to $1,852, $1,735 and $1,552 in 2006, 2005, and 2004, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8 — Goodwill and other Intangible Assets

The change in the carrying amount of goodwill for the year is as follows:

	2006	2005

Balance January 1	$3,136	$3,136
Goodwill assigned to Farwell acquisition	22,263	—
Other acquisitions	490	—

Balance at December 31	$25,889	$3,136

Acquired intangible assets at year end were as follows:

	2006
			Net
	Gross	Accumulated	Carrying
	Amount	Amortization	Amount

Amortizable intangible assets:
Core deposit premium resulting from the Farwell acquisition in 2006	$1,442	$66	$1,376
Core deposit premium resulting from previous acquisitions	2,451	2,428	23

Total	$3,893	$2,494	$1,399

	2005
			Net
	Gross	Accumulated	Carrying
	Amount	Amortization	Amount

Core deposit premium resulting from branch and other acquisitions	$2,451	$2,334	$117

Amortization expense associated with identified intangible assets was $160, $94, and $93 in 2006, 2005, and 2004, respectively.

Estimated amortization expense associated with identifiable intangibles for each of the next five years is as follows:

Year	Amount

2007	$259
2008	210
2009	184
2010	157
2011	131

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9 — Deposits

Scheduled maturities of time deposits for the years succeeding December 31, 2006 are as follows:

Year	Amount

2007	$237,009
2008	44,213
2009	22,523
2010	31,822
2011	16,433
Thereafter	531

Interest expense on time deposits greater than $100 was $5,195 in 2006, $2,751 in 2005, and $2,140 in 2004.

Note 10 — Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The U.S. government agency securities underlying the agreements have a carrying value and a fair value of $6,500 and $8,832 at December 31, 2006 and 2005, respectively. Such securities remain under the control of the Corporation. The Corporation may be required to pledge additional collateral based on the fair value of the underlying securities.

Note 11 — Borrowed Funds

Borrowed funds consist of the following obligations at December 31:

	2006	2005

Federal Home Loan Bank advances	$50,756	$45,286
Federal Funds purchased	6,765	6,500
Securities sold under agreements to repurchase	724	266
Unsecured note payable	58	113

	$58,303	$52,165

The Federal Home Loan Bank borrowings are collateralized by a blanket lien on all qualified 1-to-4 family whole mortgage loans and U.S. government and federal agency securities. Advances are also secured by FHLB stock owned by the Banks.

The maturity and weighted average interest rates of FHLB advances follows at December 31:

	2006
	Amount	Rate

Fixed rate advances due 2007	$16,000	4.79%
Fixed rate advances due 2008	6,000	4.79%
Fixed rate advances due 2009	8,500	4.88%
Fixed rate advances due 2010	5,256	5.17%
One year putable advance due 2010	3,000	4.98%
Fixed rate advances due 2012	2,000	4.90%
Fixed rate advances due 2015	10,000	4.84%

	$50,756	4.87%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005
	Amount	Rate

Fixed rate advances due 2006	$5,500	2.76%
Two Year putable advance due 2006	5,000	5.08%
Fixed rate advances due 2007	5,000	3.72%
Fixed rate advances due 2008	6,000	4.79%
Fixed rate advances due 2009	3,500	3.66%
Fixed rate advances due 2010	5,286	5.18%
One Year putable advance due 2010	3,000	4.98%
Fixed rate advances due 2012	2,000	4.90%
Fixed rate advances due 2015	10,000	4.84%

	$45,286	4.44%

The unsecured note payable has an imputed interest rate of 4.16%; such note is due in July, 2007.

Note 12 — Other Non-Interest Expenses

A summary of expenses included in Other Non-Interest Expenses for the year ended December 31 is as follows:

	2006	2005	2004

Director fees	$477	$503	$496
Marketing and advertising	697	624	522
Audit and SOX compliance fees	1,010	606	990
Other, not individually significant	3,822	3,393	3,590

	$6,006	$5,126	$5,598

Note 13 — Federal Income Taxes

Components of the consolidated provision for income taxes are as follows for the year ended December 31:

	2006	2005	2004

Currently payable	$1,645	$1,685	$1,573
Deferred	274	263	305

Federal income taxes	$1,919	$1,948	$1,878

The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income taxes is as follows for the year ended December 31:

	2006	2005	2004

Income taxes at 34% statutory rate	$3,033	$2,966	$2,898
Effect of nontaxable income	(1,239)	(1,100)	(1,104)
Effect of nondeductible expenses	125	82	84

Provision for federal income taxes	$1,919	$1,948	$1,878

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

components of the Corporation’s deferred tax assets and liabilities, included in other assets, as of December 31 are as follows:

	2006	2005

Deferred tax assets
Allowance for loan losses	$1,728	$1,550
Deferred directors’ fees	1,359	919
Employee benefit plans	307	531
Core deposit premium and acquisition expenses	—	23
Net unrealized loss on minimum pension liability	1,405	—
Net unrealized loss on available-for-sale securities	392	776
Other	78	51

Total deferred tax assets	5,269	3,850

Deferred tax liabilities
Prepaid pension asset	794	730
Premises and equipment	638	663
Accretion on securities	66	35
Core deposit premium and acquisition expenses	157	—
Other	178	226

Total deferred tax liabilities	1,833	1,654

Net deferred tax assets	$3,436	$2,196

Note 14 — Off-Balance-Sheet Activities

Credit-Related Financial Instruments

The Corporation is party to credit related financial instruments with off-balance-sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in a particular class of financial instrument.

The Corporation is exposed to credit-related loss in the event of nonperformance by the counter parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in deciding to make these commitments as it does for extending loans to customers.

Commitments to extend credit, which totaled $85,077 and $69,591 at December 31, 2006 and 2005, respectively, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have variable interest rates, fixed expiration dates, or other termination clauses and may require the payment of a fee.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. At December 31, 2006 and 2005 the Corporation had a total of $4,079 and $1,565, respectively, in outstanding standby letters of credit.

Generally, these commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. The

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Corporation evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon the extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and other income producing commercial properties.

Note 15 — On-Balance Sheet Activities

Derivative Loan Commitments

Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. The Corporation enters into commitments to fund residential mortgage loans at specific times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds the Corporation to lend funds to a potential borrower at a specified interest rate within a specified period of time, generally up to 60 days after inception of the rate lock.

Outstanding derivative loan commitments expose the Corporation to the risk that the price of the loans arising from the exercise of the loan commitment might decline from the inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases. The notional amount of undesignated interest rate lock commitments was $532 and $234 at December 31, 2006 and 2005, respectively.

Forward Loan Sale Commitments

To protect against the price risk inherent in derivative loan commitments, the Corporation utilized both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loan that would result from the exercise of the derivative loan commitments.

With a “mandatory delivery” contract, the Corporation commits to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If the Corporation fails to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, it is obligated to pay a “pair-off” fee, based on then current market prices, to the investor to compensate the investor for the shortfall.

With a “best efforts” contract, the Corporation commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g. on the same day the lender commits to lend funds to a potential borrower).

The Corporation expects that these forward loan sale commitments will experience changes in fair value opposite to change in fair value of derivate loan commitments. The notional amount of undesignated forward loan sale commitments was $3,266 and $744 at December 31, 2006 and 2005, respectively.

The fair values of the rate lock loan commitments related to the origination of mortgage loans that will be held for sale and the forward loan sale commitments are deemed insignificant by management and, accordingly, are not recorded in these consolidated financial statements.

Note 16 — Commitments and other Matters

Isabella Bank and Trust sponsors the IBT Foundation (the “Foundation”), which is a nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities serviced by Isabella Bank and Trust. The Bank periodically makes charitable contributions in the form of cash transfers to the Foundation. The Foundation is administered by members of the Isabella Bank and Trust Board of Directors. The assets and transactions of the Foundation are not included in the consolidated financial statements of IBT Bancorp, Inc. Donations made to the Foundation by Isabella Bank and Trust included in charitable donations

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reported in noninterest expenses were $0, $0, and $27 in 2006, 2005 and 2004, respectively. The assets of the Foundation as of December 31, 2006 and 2005 were $1,318 and $1,551, respectively.

Banking regulations limit the transfer of assets in the form of dividends, loans, or advances from the subsidiary Banks to the Corporation. At December 31, 2006, substantially all of the subsidiary Banks’ assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current years retained net income plus retained net income for the preceding two years, less any required transfers to capital surplus. At January 1, 2006, the amount available for dividends without regulatory approval was approximately $781.

The Corporation maintains a self-funded medical plan under which the Corporation is responsible for the first $50 per year of claims made by a covered family. Medical claims are subject to a lifetime maximum of $5,000 per covered individual. Expenses are accrued based on estimates of the aggregate liability for claims incurred and the Corporation’s experience. Expenses were $1,316 in 2006, $1,650 in 2005 and $1,184 in 2004.

The Corporation offers dividend reinvestment and employee and director stock purchase plans. The dividend reinvestment plan allows shareholders to purchase previously unissued IBT Bancorp common shares. The stock purchase plan allows employees and directors to purchase IBT Bancorp common stock through payroll deduction. The number of shares reserved for issuance under these plans are 280,000 with 98,552 shares unissued at December 31, 2006. During 2006, 2005 and 2004, 61,258 shares were issued for $2,460, 58,019 shares were issued for $2,180, and 57,388 shares were issued for $2,001, respectively, in cash pursuant to these plans.

The subsidiary banks of the Corporation have obtained approval to borrow up to $79,000 from the Federal Home Loan Bank (FHLB) of Indianapolis. Under the terms of the agreement, the Banks may obtain advances at the stated rate at the time of the borrowings. The Banks have agreed to pledge eligible mortgage loans and U.S. Treasury and governmental agencies as collateral for any such borrowings.

Note 17 — Minimum Regulatory Capital Requirements

The Corporation (on a consolidated basis) and its subsidiary banks, Isabella Bank and Trust and FSB Bank (“Banks”) are subject to various regulatory capital requirements administered by the Federal Reserve Bank and the Federal Deposit Insurance Corporation (The Regulators). Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by The Regulators that if undertaken, could have a material effect on the Corporation’s and Banks’ financial statements. Under The Regulators’ capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Banks must meet specific capital guidelines that include quantitative measures of their assets, liabilities, capital, and certain off-balance-sheet items, as calculated under regulatory accounting standards. The Banks’ capital amounts and classifications are also subject to qualitative judgments by The Regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Banks to maintain minimum amounts and ratios (set forth in the following table) of total and Tier capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006 and 2005, that the Corporation and the Banks meet all capital adequacy requirements to which they are subject.

As of December 31, 2006, the most recent notifications from The Regulators categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain total risk based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notifications that management believes has changed the Banks’ categories.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Corporation’s and each Bank’s actual capital amounts (in thousands) and ratios are also presented in the table.

					Minimum to be
					Well Capitalized
			Minimum		Under Prompt
			Capital		Corrective Action
	Actual		Requirement		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2006
Total capital to risk weighted assets
Isabella Bank & Trust	$51,484	12.2%	$33,748	8.0%	$42,185	10.0%
FSB Bank	30,660	20.4	12,025	8.0	15,032	10.0
Consolidated	96,792	16.6	46,552	8.0	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank & Trust	46,917	11.1	16,874	4.0	25,311	6.0
FSB Bank	28,767	19.1	6,013	4.0	9,019	6.0
Consolidated	89,514	15.4	23,276	4.0	N/A	N/A
Tier 1 capital to average assets
Isabella Bank & Trust	46,917	7.5	25,146	4.0	31,432	5.0
FSB Bank	28,767	12.3	9,337	4.0	11,672	5.0
Consolidated	89,514	11.6	30,926	4.0	N/A	N/A
December 31, 2005
Total capital to risk weighted assets
Isabella Bank & Trust	$48,092	12.4%	$31,040	8.0%	$38,800	10.0%
FSB Bank	14,162	14.7	7,733	8.0	9,667	10.0
Consolidated	85,184	17.1	39,761	8.0	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank & Trust	43,458	11.2	15,520	4.0	23,280	6.0
FSB Bank	12,941	13.4	3,867	4.0	5,800	6.0
Consolidated	78,963	15.9	19,881	4.0	N/A	N/A
Tier 1 capital to average assets
Isabella Bank & Trust	43,458	7.6	23,011	4.0	28,763	5.0
FSB Bank	12,941	9.5	5,426	4.0	6,783	5.0
Consolidated	78,963	11.3	27,886	4.0	N/A	N/A

Note 18 — Benefit Plans

Defined Benefit Pension Plan

The Corporation has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service. The funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those expected to be earned in the future.

In December 2006, the Board of Directors voted to curtail the defined benefit plan effective March 1, 2007. The effect of the curtailment, which will be recognized in the first quarter of 2007, is to suspend the current participant’s accrued benefits as of March 1, 2007 and to limit participation in the plan to eligible employees as of December 31, 2006. Subsequent to the decision to curtail the defined benefit plan, the Corporation decided to increase the contributions to the Corporation’s 401(k) plan effective January 1, 2007 (see below)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan and a reconciliation of the amount recognized in the Corporation’s consolidated balance sheets are summarized as follows at December 31:

	2006	2005	2004

Change in projected benefit obligation
Benefit obligation, January 1	$9,557	$8,783	$8,083
Service cost	593	513	410
Interest cost	607	540	518
Actuarial loss	724	25	144
Benefits paid	(485)	(304)	(372)

Benefit obligation, December 31	10,996	9,557	8,783

Change in plan assets
Fair value of plan assets, January 1	7,609	6,311	5,427
Investment return	947	351	348
Corporation contribution	1,128	1,251	908
Benefits paid	(485)	(304)	(372)

Fair value of plan assets, December 31	9,199	7,609	6,311

Funded status at December 31	$(1,797)	$(1,948)	$(2,472)

The incremental effect of applying FASB Statement No. 158 on individual line items in the consolidated statement of financial position as of December 31, 2006 are as follows:

	Before		After
	Application of		Application of
	SFAS 158	Adjustments	SFAS 158

(Prepaid) accrued liability for pension benefits	$(2,337)	$4,134	$1,797
Deferred income tax assets	2,030	1,406	3,436
Total liabilities	792,581	1,797	794,378
Accumulated other comprehensive loss	(759)	(2,728)	(3,487)
Total shareholders’ equity	118,477	(2,728)	115,749

Amounts recognized in accumulated other comprehensive loss consist of:

	December 31
	2006	2005	2004

Additional minimum pension liability	$—	$—	$(1,839)
Tax effect	—	—	625

Net of tax amount	—	—	(1,214)

Adjustment to initially apply FASB Statement No. 158	(4,134)	—	—
Tax effect	1,406	—	—

Net of tax amount	(2,728)	—	—

Total	$(2,728)	$—	$(1,214)

The accumulated benefit obligation was $8,072 and $7,079 at December 31, 2006 and 2005, respectively. The $4,134 adjustment consists primarily of unrecognized net losses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

An adjustment to record the additional minimum pension liability as of December 31, 2004 was established by the recording of an intangible pension asset of $76, and a reduction to other comprehensive loss of $1,839 and $18 in 2005 and 2004, respectively.

The components of net periodic benefit cost and other amounts recognized in other comprehensive income (loss) are as follows for the years ended December 31:

	2006	2005	2004

Net periodic benefit cost
Service cost on benefits earned for serviced rendered during the year	$637	$558	$518
Interest cost on projected benefit obligation	607	540	501
Expected return on plan assets	(555)	(463)	(430)
Amortization of unrecognized prior service cost	18	18	18
Amortization of unrecognized actuarial net loss	232	201	213

Net periodic benefit cost	939	854	820

Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss)
Adjustment to record the additional minimum pension liability net of tax	—	1,214	12
Adjustment to initially apply FASB Statement No. 158 net of tax	(2,728)	—	—

Total recognized in other comprehensive income (loss)	(2,728)	1,214	12

Total recognized in net periodic benefit cost and other comprehensive income (loss)	$(1,789)	$2,068	$832

Actuarial assumptions used in determining the projected benefit obligation are as follows for the year ended December 31:

	2006	2005	2004

Weighted average discount rate	6.00%	6.25%	6.25%
Rate of increase in future compensation	4.50%	4.50%	4.50%
Expected long-term rate of return	7.50%	7.50%	8.00%

The actual weighted average assumptions used in determining the net periodic pension costs are as follows for the year ended December 31:

	2006	2005	2004

Discount rate	6.00%	6.25%	6.75%
Rate of compensation increase	4.50%	4.50%	4.50%
Expected long-term return on plan assets	7.50%	7.50%	8.00%

The discount rate decreased to 6.00% in 2006 from 6.25% in 2005. The expected long term rate of return is based on the Corporation’s actual recommended rate. The expected rate of return assumption was selected as an estimate of anticipated future long term rates of return on plan assets as measured on a market value basis. Factors considered in making this selection include:

•	Historical longer term rates of return for broad asset classes.

•	Actual past rates of return achieved by the plan.

•	The general mix of assets held by the plan.

•	The stated investment policy for the plan.

The selected rate of return is net of anticipated investment related expenses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Corporation’s pension plan weighted-average asset allocations by asset category are as follows at December 31:

Asset Category	2006	2005

Equity securities	0.0%	64.2%
Debt securities	0.0%	28.7%
Other	100.0%	7.1%

Total	100.00%	100.00%

Debt securities include certificates of deposit with the Banks in the amounts of $0 (0% of total plan assets) and $1,173 (15% of total plan assets) at December 31, 2006 and 2005, respectively. Also included in other is $4,000 (44% of total plan assets) and $537 (7% of total plan assets) of funds in a money market account with Isabella Bank and Trust as of December 31, 2006 and 2005, respectively. As a result of the Corporation changing investment advisors as of year end, all of the plan’s assets were in money market accounts as of December 31, 2006. These funds were substantially re-invested by January 15, 2007.

The Corporation’s investment policy for the benefit plan includes asset holdings in publicly traded equities, U.S. Government agency obligations and investment grade corporate and municipal bonds. The policy restricts equity investment to less than 20% of equity investments in any sector and to less than 4% of plans assets in any one company. The Corporation’s weighted asset allocations in 2006 and 2005 were as follows:

Equity securities	55% to 65%
Debt securities	25% to 35%
Real estate	0.00%
Other	15.00%

The asset mix, the sector weighting of equity investments, and debt issues to hold are based on a third party investment advisor retained by the Corporation to manage the plan. The Corporation reviews the performance of the advisor no less than annually.

The Corporation expects to contribute approximately $861 to the pension plan in 2007.

Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows for the next ten years:

Year	Amount

2007	$327
2008	333
2009	341
2010	370
2011	391
Years 2012 - 2016 (total)	3,042

Other Employee Benefit Plans

The Corporation maintains a nonqualified supplementary retirement plan for officers to provide supplemental retirement benefits and death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies. Expenses related to this program for 2006, 2005, and 2004 were $97, $85, and $65, respectively, and are being recognized over the participants’ expected years of service.

The Corporation maintains a non-leveraged employee stock ownership plan (ESOP) and a profit sharing plan which cover substantially all of its employees. Contributions to the plans are discretionary and are approved by the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Board of Directors and recorded as compensation expense. Compensation expense related to the plans for 2006, 2005, and 2004 was $13, $11, and $11, respectively. Total allocated shares outstanding related to the ESOP at December 31, 2006 and 2005 were 161,762 and 159,987, respectively, and were included in the computation of dividends and earnings per share in each of the respective years.

401(k) Plan

The Corporation has a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Corporation began making matching contributions equal to 25% of the first 3% of an employee’s compensation contributed to the plan in 2005. Employees are 0% vested through their first three years of employment and are 100% vested after 3 years of service. For the year ended December 31, 2006 and 2005, expenses attributable to the Plan were $47 and $49, respectively.

As a result of the curtailment of the defined benefit plan noted above the Corporation decided to increase the contributions to the Corporation’s 401(k) plan effective January 1, 2007. The enhancement includes a 3.0% drop-in contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. As a result of the curtailment, an adjustment in the accounting for the Corporation’s defined benefit plan will be reported in accordance with SFAS No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” in the first quarter of 2007. The Corporation does not anticipate a significant impact on the operating results or statement of position in future years.

Equity Compensation Plan

Pursuant to the terms of a Deferred Director fee plan, directors of the Corporation are required to defer at least 25%, and may defer up to 100%, of their earned board fees. Deferred director fees are converted on a quarterly basis into stock units of the Corporation’s common stock. The fees are converted to stock units based on the purchase price for a share of common stock under the Corporation’s dividend reinvestment plan. Stock units credited to a participant’s account are eligible for stock and cash dividends as declared. Upon retirement from the board, a participant is eligible to receive one share of common stock for each one stock unit. Prior to December 31, 2005, the Plan contained a cash payout option, and a liability was recorded in the consolidated financial statements. The Plan as modified does not allow for cash settlement and, therefore, such share-based payment awards qualify for classification as equity. In connection with the amendment, $2,704 was reclassified from other liabilities and recorded as an addition to the common stock account as of December 31, 2005. All authorized but unissued shares of common stock are eligible for issuance under this Plan. As of December 31, 2006 and 2005, 171,014 and 161,571 shares, respectively, were to be issued under this plan, as adjusted for the 10% stock dividend paid on February 15, 2006, pursuant to an existing antidilution provision required by the plan.

Note 19 — Related Party Transactions

In the ordinary course of business, the Banks have granted loans to principal officers and directors and their affiliates (including their families and companies in which they have 10% or more ownership). Annual activity consisted of the following:

	2006	2005

Beginning balance	$9,679	$9,505
New loans	12,521	7,718
Repayments	(11,451)	(7,544)

Ending Balance	$10,749	$9,679

Total deposits of these principal officers and directors and their affiliates amounted to $10,467 and $6,685 at December 31, 2006 and 2005, respectively. In addition, IBT Bancorp’s defined benefit plan and the Employee Stock

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Ownership Plan (Note 18) held deposits with the banks aggregating $4,000 and $862, and $1,710 and $497 respectively at December 31, 2006 and 2005.

Note 20 — Fair Values of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. These include, among other elements, the estimated earning power of core deposit accounts, the trained work force, customer goodwill and similar items. Accordingly, the aggregate of the fair value amounts presented are not necessarily indicative of the underlying fair value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments.

Cash and cash equivalents:

The carrying amounts of cash and short-term instruments approximate fair values.

Investment securities:

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are unavailable, fair values are based on quoted market prices of comparable instruments.

Mortgage loans held for sale:

Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.

Loans receivable:

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans (e.g. , real estate mortgage, agricultural, commercial, and installment) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The resulting amounts are adjusted to estimate the effect of declines, if any, in the credit quality of borrowers since the loans were originated. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities:

Demand, savings, and money market deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for variable rate certificates of deposit approximate their recorded book balance. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Mortgage servicing rights:

Fair value is determined using prices for similar assets with similar characteristics when applicable, or based upon discounted cash flow analyses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Short-term borrowings:

The carrying amounts or federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowings arrangements.

Borrowings:

The fair values of the Corporation’s long-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing arrangements. The carrying amounts of federal funds purchased and borrowings under repurchase agreements approximate their fair value. The fair values of other borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest:

The carrying amounts of accrued interest approximate fair value.

Derivative financial instruments:

Fair values for derivative loan commitments and forward loan sale commitments are based on fair values of the underlying mortgage loans and the probability of such commitments being exercised.

Off-balance-sheet credit-related instruments:

Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into consideration the remaining terms of the agreements and the counterparties’ credit standings. The Corporation does not charge fees for lending commitments; thus it is not practicable to estimate the fair value of these instruments.

The following sets forth the estimated fair value and recorded carrying values of the Corporation’s financial instruments as of December 31:

	2006		2005
	Estimated	Carrying	Estimated	Carrying
	Fair Value	Value	Fair Value	Value

ASSETS
Cash and demand deposits due from banks	$31,359	$31,359	$30,825	$30,825
Investment securities	213,450	213,450	183,406	183,406
Mortgage loans available for sale	2,765	2,734	757	744
Net loans	585,703	583,437	479,765	476,343
Accrued interest receivable	5,765	5,765	4,786	4,786
Mortgage servicing rights	2,155	2,155	2,125	2,125

LIABILITIES
Deposits with no stated maturities	373,309	373,309	331,487	331,487
Deposits with stated maturities	352,595	352,531	260,615	260,991
Borrowed funds	58,390	58,303	52,216	52,165
Accrued interest payable	1,197	1,197	857	857

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 21 — Parent Company Only Financial Information (Unaudited)

Condensed Balance Sheets

	December 31
	2006	2005

ASSETS
Cash on deposit at subsidiary Banks	$4,075	$8,749
Securities available for sale	2,534	4,789
Investments in subsidiaries	106,064	61,841
Premises and equipment	3,094	3,025
Other assets	2,995	3,576

Total Assets	$118,762	$81,980

LIABILITIES AND SHAREHOLDERS’ EQUITY
Other liabilities	$3,013	$1,078
Shareholders’ equity	115,749	80,902

Total Liabilities and Shareholders’ Equity	$118,762	$81,980

Condensed Statements of Income

	Year Ended December 31
	2006	2005	2004

Income
Dividends from subsidiaries	$4,025	$7,275	$3,500
Interest income	305	182	139
Management fee and other	1,280	1,384	643

Total income	5,610	8,841	4,282
Expenses	3,872	2,808	2,065

Income before income tax benefit and equity in
undistributed earnings of subsidiaries	1,738	6,033	2,217
Federal income tax benefit	825	478	470

	2,563	6,511	2,687
Undistributed earnings of subsidiaries	4,438	265	3,958

Net income	$7,001	$6,776	$6,645

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Statements of Cash Flows

	Year Ended December 31
	2006	2005	2004

Operating Activities
Net income	$7,001	$6,776	$6,645
Adjustments to reconcile net income to cash provided by operations
Undistributed earnings of subsidiaries	(4,438)	(265)	(3,958)
Share based payment awards	470	—	—
Depreciation	591	533	21
Net amortization of investment securities	21	27	12
Realized loss on sale of investment securities	8	—	—
Deferred income taxes (benefit)	128	680	(13)
Changes in operating assets and liabilities which provided (used) cash
Interest receivable	29	(29)	(4)
Other assets	(522)	(746)	(1,031)
Accrued interest and other expenses	138	(894)	809

Net cash provided by operating activities	3,426	6,082	2,481
Investing Activities
Activity in available-for-sale securities
Maturities, calls, and sales	6,650	344	260
Purchases	(4,380)	(1,523)	(1,846)
Purchases of equipment and premises	(660)	(3,455)	(7)
Advances to (repayment of) investment in subsidiaries	(8,394)	652	—

Net cash used in investing activities	(6,784)	(3,982)	(1,593)
Financing Activities
Cash dividends paid on common stock	(3,775)	(3,254)	(3,070)
Proceeds from the issuance of common stock	2,459	2,684	2,001
Common stock repurchased	—	—	(192)

Net cash used in financing activities	(1,316)	(570)	(1,261)

(Decrease) Increase in cash and cash equivalents	(4,674)	1,530	(373)
Cash and cash equivalents at beginning of year	8,749	7,219	7,592

Cash and cash equivalents at end of year	$4,075	$8,749	$7,219

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 22 — Operating Segments

The Corporation’s reportable segments are based on legal entities that account for at least 10% of operating results. The accounting policies are the same as those discussed in Note 1 to the Consolidated Financial Statements. The Corporation evaluates performance based principally on net income and asset quality of the respective segments. A summary of selected financial information for the Corporation’s reportable segments follows:

			All Others
	Isabella Bank		(Including
	and Trust	FSB Bank	Parent)	Total

2006
Total assets	$641,672	$260,400	$8,055	$910,127
Interest income	34,450	10,201	58	44,709
Net interest income	18,686	6,074	217	24,977
Provision for loan losses	532	150	—	682
Net income (loss)	6,373	1,921	(1,293)	7,001
2005
Total assets	$583,505	$136,853	$21,296	$741,654
Interest income	28,867	7,939	76	36,882
Net interest income	18,436	5,289	184	23,909
Provision for loan losses	585	192	—	777
Net income (loss)	5,900	1,456	(580)	6,776
2004
Total assets	$542,759	$125,350	$9,925	$678,034
Interest income	26,436	7,258	127	33,821
Net interest income	18,247	4,919	198	23,364
Provision for loan losses	550	185	—	735
Net income (loss)	6,073	1,345	(773)	6,645

Note 23 — Subsequent Event

In February 2007, IBT Bancorp filed an application with the Federal Reserve to merge FSB Bank into Isabella Bank and Trust. The merger is expected to be approved in March 2007. The consolidation into a single charter will further reduce operating expenses through the elimination of duplications in memberships, licensing, service contracts, compliance, computer platforms, and computer processing. The legal reorganization will have no significant effect on the Corporation’s consolidated financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

IBT BANCORP FINANCIAL REVIEW
(All dollars in thousands)

The following is management’s discussion and analysis of the financial condition and results of operations for IBT Bancorp, Inc. (the Corporation). This discussion and analysis is intended to provide a better understanding of the financial statements and statistical data included elsewhere in the Annual Report. The Corporation’s significant acquisition during 2006 was accounted for as a purchase transaction, and as such, the related results of operations are included from the date of acquisition. See “Note 2 — Business and Acquisition” in the accompanying Notes to the Consolidated Financial Statements included elsewhere in the report.

Critical Accounting Policy:

The Corporation’s significant accounting policies are set forth in Note 1 of the Consolidated Financial Statements. Of these significant accounting policies, the Corporation considers its policy regarding the allowance for loan losses to be its most critical accounting policy.

The allowance for loan losses requires management’s most subjective and complex judgment. Changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations. The Corporation has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Corporation’s assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers that is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Corporation’s allowance for loan losses and related matters, see Provision for Loan Losses and Allocation of the Allowance for Loan Losses.

DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS’ EQUITY
INTEREST RATE AND INTEREST DIFFERENTIAL

The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities for the last three years. This schedule also presents an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a 34% federal income tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. Federal Reserve and Federal Home Loan Bank Equity holdings which are restricted are included in Other Assets.

	2006			2005			2004
		Tax	Average		Tax	Average		Tax	Average
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

INTEREST EARNING ASSETS:
Loans	$522,726	$36,575	7.00%	$466,001	$30,682	6.58%	$437,438	$27,801	6.36%
Taxable investment securities	123,316	4,948	4.01%	106,025	3,487	3.29%	114,806	3,696	3.22%
Non-taxable investment securities	75,712	4,423	5.84%	63,271	3,818	6.03%	55,882	3,206	5.74%
Federal funds sold	2,762	139	5.03%	3,882	116	2.99%	4,516	30	0.66%
Other	5,012	250	4.99%	5,060	199	3.93%	2,978	178	5.98%

Total earning assets	729,528	46,335	6.35%	644,239	38,302	5.95%	615,620	34,911	5.67%
NON EARNING ASSETS:
Allowance for loan losses	(7,187)			(6,691)			(6,584)
Cash and due from banks	24,351			19,955			23,831
Premises and equipment	17,690			17,544			18,147
Accrued income and other assets	35,792			25,577			24,143

Total assets	$800,174			$700,624			$675,157

INTEREST BEARING LIABILITIES:
Interest-bearing demand deposits	$105,476	1,664	1.58%	$103,684	1,001	0.97%	$106,471	569	0.53%
Savings deposits	158,327	2,675	1.69%	157,238	1,571	1.00%	157,819	872	0.55%
Time deposits	301,593	12,825	4.25%	245,559	8,802	3.58%	238,323	7,950	3.34%
Other borrowed funds	53,256	2,568	4.82%	37,209	1,599	4.30%	27,328	1,066	3.90%

Total interest bearing liabilities	618,652	19,732	3.19%	543,690	12,973	2.39%	529,941	10,457	1.97%
NONINTEREST BEARING LIABILITIES:
Demand deposits	73,650			69,610			64,531
Other	15,908			12,642			9,898
Shareholders’ equity	91,964			74,682			70,787

Total liabilities and equity	$800,174			$700,624			$675,157

Net interest income (FTE)		$26,603			$25,329			$24,454

Net yield on interest earning assets (FTE)			3.65%			3.93%			3.97%

Net Interest Income

The Corporation derives the majority of its gross income from interest earned on loans and investments, while its most significant expense is the interest cost incurred for funds used. Net interest income is the amount by which interest income on earning assets exceeds the interest cost of deposits and borrowings. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. Management exerts some control over these factors; however, Federal Reserve monetary policy and competition have a significant impact. Interest income includes loan fees of $1,172 in 2006, $1,142 in 2005, and $1,102 in 2004. For analytical purposes, net interest income is adjusted to a “taxable equivalent” basis by adding the income tax savings from interest on tax-exempt loans and securities, thus making year-to-year comparisons more meaningful.

VOLUME AND RATE VARIANCE ANALYSIS

The following table details the dollar amount of changes in FTE net interest income for each major category of interest earning assets and interest bearing liabilities and the amount of change attributable to changes in average balances (volume) or average rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

	2006 Compared to 2005			2005 Compared to 2004
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net

CHANGES IN INTEREST INCOME:
Loans	$3,889	$2,004	$5,893	$1,857	$1,024	$2,881
Taxable investment securities	622	839	1,461	(287)	78	(209)
Nontaxable investment securities	730	(125)	605	440	172	612
Federal funds sold	(40)	63	23	(5)	91	86
Other	(2)	53	51	96	(75)	21

Total changes in interest income	5,199	2,834	8,033	2,101	1,290	3,391
CHANGES IN INTEREST EXPENSE:
Interest bearing demand deposits	18	645	663	(15)	447	432
Savings deposits	11	1,093	1,104	(3)	702	699
Time deposits	2,215	1,808	4,023	247	605	852
Other borrowings	755	214	969	416	117	533

Total changes in interest expense	2,999	3,760	6,759	645	1,871	2,516

Net change in interest margin (FTE)	$2,200	$(926)	$1,274	$1,456	$(581)	$875

As shown in the preceding tables, the Corporation has experienced steady decreases in the net yield on interest earning assets since 2004. The main contributing factors to this decrease are primarily attributed to the following:

•	The current yield curve environment.

•	The fact that the rates paid on interest bearing liabilities have increased at a faster rate than those earned on interest earning assets.

•	The Corporation’s increased reliance on higher cost time deposits and other borrowed funds.

The Corporation, as well as all other financial institutions, has been coping with an essentially flat yield curve since the third quarter of 2005. This flat yield curve has encouraged customers to invest their funds in short term deposits and to borrow long term with fixed rate loans. Banks typically make money through the assumption of credit and interest rate risk. Interest rate risk is related to borrowing funds short term and investing them long term. The current yield curve, however, has provided the Corporation with little opportunity to do this effectively. During much of 2006, the yield curve was inverted, which means that short term rates were actually higher than long term rates. The current yield curve has also been the main reason why the rates paid on interest bearing liabilities have risen faster than those earned on interest earning assets.

Overall net interest income increased $1,274 for the year ended December 31, 2006 when compared to the same period in 2005. A 13.5% increase in interest earning assets and interest bearing liabilities provided $2,200 in additional net interest income in 2006. Net interest income decreased $926 as a result of interest rate changes. During 2006, the rates paid on interest bearing liabilities increased 0.80%, while those earned on interest earning assets increased 0.40%. The decline in interest rate spread is a direct result of a sharp increase in high cost funding sources such as certificates of deposit and other borrowed funds. The increase in the cost of these deposits in relation to other sources is a result of intense deposit competition.

To offset the decreases in interest income from the unfavorable rate environment, the Corporation has taken a measured growth posture. Most of this growth has come in the form of commercial loans. This growth has allowed the Corporation to increase net interest income through volume.

When management looks forward to 2007, it will be a challenging year as far as interest rates are concerned. The driving force behind this continues to be the yield curve. Management does not anticipate the yield curve will normalize in the first six months of 2007. As a result of this condition, the Corporation does not anticipate any significant relief in interest rate pressure any time soon. To help offset the decline in income due to rates, the Corporation will continue to grow its balance sheet, while accepting smaller interest rate margins.

As shown in the above tables, when comparing year ending December 31, 2005 to 2004, fully taxable equivalent (FTE) net interest income increased $875 or 3.58%. An increase of 4.65% in average interest earning assets provided $2,101 of FTE interest income. The majority of this growth was funded by a 2.59% increase in interest bearing liabilities, resulting in $645 of additional interest expense. Overall, changes in volume resulted in $1,456 in additional FTE interest income. The average FTE interest rate earned on assets increased by 0.28%, increasing FTE interest income by $1,290, and the average rate paid on deposits and borrowings increased by 0.42%, increasing interest expense by $1,871. The net change related to interest rates earned and paid was a $581 decrease in FTE net interest income.

Provision for Loan Losses

The provision for loan losses represents the current period loan cost associated with maintaining an appropriate allowance for loan losses. Periodic fluctuations in the provision for loan losses result from management’s assessment of the adequacy of the allowance for loan losses. The provision for loan losses for each period is further dependent upon many factors, including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, assessment by management, third parties and banking regulators of the quality of the loan portfolio, the value of the underlying collateral on problem loans and the general economic conditions in our market areas.

The following schedule shows the composition of the provision for loan losses and the allowance for loan losses.

	Year Ended December 31
	2006	2005	2004	2003	2002

Allowance for loan losses — January 1	$6,899	$6,444	$6,204	$5,593	$5,471
Allowance of acquired bank	726	—	—	—	—
Loans charged off
Commercial and agricultural	368	101	561	578	506
Real estate mortgage	252	166	—	117	236
Consumer	529	376	374	445	460

Total loans charged off	1,149	643	935	1,140	1,202
Recoveries
Commercial and agricultural	136	105	191	93	140
Real estate mortgage	53	—	62	29	18
Consumer	258	216	187	174	141

Total recoveries	447	321	440	296	299

Net loans charged off	702	322	495	844	903
Provision charged to income	682	777	735	1,455	1,025

Allowance for loan losses — December 31	$7,605	6,899	6,444	6,204	5,593

YTD Average Loans	$522,726	$466,001	$437,438	$404,453	$396,234

Net loans charged off to average loans outstanding	0.13%	0.07%	0.11%	0.21%	0.23%

Year End Loans	$591,042	$483,242	$452,895	$421,860	$390,860

Allowance for loan losses as a % of loans	1.29%	1.43%	1.42%	1.47%	1.43%

Despite increases in the net loans charged off to average loans, nonperforming loans as a percentage of total loans, and continued growth in the loan portfolio, the Corporation decreased its provision charged to income in 2006, which corresponded with a decrease in the allowance for loan losses as a percentage of loans. The primary factor affecting the decline in the allowance as a percentage of loans was the acquisition of The Farwell State Savings Bank and the mix of the loan portfolio that was purchased. Management also believes its conservative credit underwriting standards have allowed the Corporation, to date, to avoid significant credit losses. Management will continue to closely monitor its overall credit quality during 2007.

Based on management’s analysis of the allowance for loan losses, the calculated range for the required allowance was $5,626 to $8,428. As such, the allowance for loan losses of $7,605 is considered adequate as of December 31, 2006.

Allocation of the Allowance for Loan Losses

The allowance for loan losses has been allocated according to the amount deemed to be reasonably necessary to reflect for the probability of losses being incurred within the following categories as of December 31:

	2006		2005		2004		2003		2002
		% of Each		% of Each		% of Each		% of Each		% of Each
		Category		Category		Category		Category		Category
	Allowance	to Total	Allowance	to Total	Allowance	to Total	Allowance	to Total	Allowance	to Total
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans

Commercial and agricultural	$2,687	43.3%	$2,771	46.9%	$2,634	42.3%	$2,140	41.5%	$1,868	44.1%
Real estate mortgage	1,367	50.9%	1,192	46.8%	1,463	50.5%	1,584	47.8%	1,649	45.5%
Consumer installment	2,434	5.1%	2,286	5.8%	1,606	6.6%	1,614	9.6%	1,679	9.7%
Impaired loans	594	0.7%	184	0.5%	304	0.6%	622	1.1%	103	0.7%
Unallocated	523	0.0%	466	0.0%	437	0.0%	244	0.0%	294	0.0%

Total	$7,605	100.0%	$6,899	100.0%	$6,444	100.0%	$6,204	100.0%	$5,593	100.0%

Nonperforming Assets

Loans are generally placed on nonaccrual status when they become 90 days past due, unless they are well secured and in the process of collection. When a loan is placed on nonaccrual status, any interest previously accrued and not collected is generally reversed from income or charged off against the allowance for loan losses. Loans are charged off when management determines that collection has become unlikely. Restructured loans are those where a concession has been granted on either principal or interest paid due to financial difficulties of the borrower. Other real estate owned (OREO) consists of real property acquired through foreclosure on the related collateral underlying defaulted loans.

The following table presents our nonperforming assets for the past five years:

	Year Ended December 31
	2006	2005	2004	2003	2002

Nonaccrual loans	$3,444	$1,375	$1,900	$4,121	$2,484
Accruing loans past due 90 days or more	1,185	1,058	702	1,380	1,840
Restructured loans	697	725	686	—	479

Total nonperforming loans	5,326	3,158	3,288	5,501	4,803
Other real estate owned	562	122	40	552	485

Total nonperforming assets	$5,888	$3,280	$3,328	$6,053	$5,288

Nonperforming loans as a % of total loans	0.90%	0.65%	0.73%	1.30%	1.23%

Nonperforming assets as a % of total assets	0.65%	0.44%	0.49%	0.91%	0.81%

Nonaccrual loans increased $2,069 from 2005. This included one large credit for $1,069 with the remaining increase due to an increase in the number of loans being placed on nonaccrual as of December 31, 2006 compared to December 31, 2005. Management has evaluated such loans and believes the valuation allowance related to impaired loans to be adequate.

As of December 31, 2006, there were no other interest bearing assets which required classification. Management is not aware of any recommendations by regulatory agencies that, if implemented, would have a material impact on the Corporation’s liquidity, capital, or operations.

Noninterest Income

	Year Ended December 31
			Change			Change
	2006	2005	$	%	2004	$	%

Service charges and fee income
NSF and overdraft fees	$2,950	$2,586	$364	14.1%	$2,310	$276	11.9%
Trust	866	828	38	4.6%	714	114	16.0%
Freddie Mac servicing fee	635	619	16	2.6%	631	(12)	−1.9%
ATM and debit card fees	545	452	93	20.6%	545	(93)	−17.1%
Service charges on deposit accounts	315	247	68	27.5%	254	(7)	−2.8%
All other	179	196	(17)	−8.7%	281	(85)	−30.2%

Total service charges and fees	5,490	4,928	562	11.4%	4,735	193	4.1%
Gain on sale of mortgage loans	207	270	(63)	−23.3%	477	(207)	−43.4%
Title insurance revenue	2,389	2,351	38	1.6%	1,957	394	20.1%
Other
Increase in cash value of corporate owned life insurance policies	404	364	40	11.0%	245	119	48.6%
Brokerage and advisory fees	213	187	26	13.9%	206	(19)	−9.2%
(Loss) gain on sale of investment securities	(112)	2	(114)	−5700.0%	106	(104)	−98.1%
All other	507	374	133	35.6%	439	(65)	−14.8%

Total other	1,012	927	85	9.2%	996	(69)	−6.9%

Total noninterest income	$9,098	$8,476	$622	7.3%	$8,165	$311	3.8%

Over the past two years, the Corporation has seen substantial increases in service charges and fee income. These increases have mainly been driven by increases in NSF and overdraft fees which are the result of the Banks increasing the per item overdraft fees that they charge their customers. The increases in service charges on deposit accounts have been the result of the Banks continued effort to align their service charges with those of their competitors. Management does not expect service charges and fees to increase substantially in 2007 as they do not anticipate raising the per item fee charge for NSF items, which is the largest component of service charges and fees.

The Corporation, as well as all other financial institutions, has observed a substantial softening of the residential mortgage market since the market’s peak in 2003. The decreased loan demand has increased the level of competition for mortgage loans as well as for title insurance services. This decreased demand has been the contributing factor to the decrease in the gain on sale of mortgage loans. This increased competition has also forced some title insurance companies to close. IBT Title and Insurance Agency’s financial strength has allowed it to not only keep its doors open, but actually increase its market share. While management does anticipate title insurance revenues to increase in 2007, the Corporation does not expect the gain on sale of mortgage loans to fluctuate significantly from current levels.

The increase in the cash value of corporate owned life insurance policies is a result of the Corporation buying new policies in 2006. During 2006, the Corporation had an average investment of $11,549 in bank-owned life insurance, as compared to $10,335 in 2005. The average net rate earned on the investment was approximately 3.50% in 2006 (versus 3.52% in 2005) and, because of the instruments’ tax free accumulation of earnings have a taxable equivalent rate of 5.30% and 5.34% as of December 31, 2006 and 2005, respectively. The rates on these contracts are adjustable annually on their anniversary date. These policies are placed with five different insurance companies with an S&P rating of A− or better. Management does not anticipate any significant additions to corporate owned life insurance policies in 2007.

The large losses on the sale of investment securities available for sale is a result of the Corporation examining its investment portfolio in the second quarter of 2006 and determining that there were securities that could be sold at a loss and reinvested at a high enough rate to offset the loss on the sale with increases in interest income by the end of the year. Management will continue to monitor the investment security portfolio and continue to sell securities if the proceeds can be reinvested in securities at higher rates to earn additional interest income to offset the realized losses in the current year.

The increase in all other income is primarily the result of the following factors. During April 2006, the Corporation sold its consumer credit card portfolio, which resulted in a one time gain of $82. Another major component of the increase was the result of a renegotiated contract with the Corporation’s primary check provider which amounted to a $34 recovery for 2006. Management does not anticipate any significant changes in all other income during 2007.

There was a $311 or 3.8% increase in noninterest income during 2005 when compared to 2004. Significant changes during 2005 include a $193 increase in service charges and fees, a $394 increase from the sale of title insurance and related services, a $207 decrease from the gain on sale of mortgage loans, and a $69 decrease in other income.

The decrease in gain on sale of mortgage loans is a result of the Corporation selling $38,624 of mortgages during 2005 versus $55,055 of mortgages during 2004.

During 2005, the Corporation had an average investment of $10,300 in bank-owned life insurance, a $365 increase over 2004. The average net rate earned on the investment was approximately 3.52% in 2005(versus 4.1% in 2004) and, because of the instruments’ tax free accumulation of earnings have a taxable equivalent rate of 5.34%. The rates on these contracts are adjustable annually on their anniversary date. These policies are placed with five different insurance companies with an S&P rating of A− or better.

Noninterest Expenses

	Year Ended December 31
			Change			Change
	2006	2005	$	%	2004	$	%

Compensation
Leased employee salaries	$10,105	$9,610	$495	5.2%	$9,371	$239	2.6%
Leased employee benefits	3,608	3,846	(238)	−6.2%	3,233	613	19.0%
All other	156	92	64	69.6%	81	11	13.6%

Total compensation	13,869	13,548	321	2.4%	12,685	863	6.8%

Occupancy
Depreciation	412	363	49	13.5%	332	31	9.3%
Outside services	334	306	28	9.2%	268	38	14.2%
Property taxes	322	308	14	4.5%	286	22	7.7%
Utilities	320	289	31	10.7%	262	27	10.3%
Building rent	163	125	38	30.4%	103	22	21.4%
Building repairs	129	114	15	13.2%	163	(49)	−30.1%
All other	50	48	2	4.2%	90	(42)	−46.7%

Total occupancy	1,730	1,553	177	11.4%	1,504	49	3.3%

Furniture and equipment
Depreciation	1,440	1,372	68	5.0%	1,220	152	12.5%
Service contracts	716	620	96	15.5%	605	15	2.5%
Computer costs	385	353	32	9.1%	445	(92)	−20.7%
ATM and debit card fees	263	247	16	6.5%	178	69	38.8%
All other	64	65	(1)	−1.5%	36	29	80.6%

Total furniture and equipment	2,868	2,657	211	7.9%	2,484	173	7.0%

Other
Audit and SOX compliance fees	1,010	606	404	66.7%	990	(384)	−38.8%
Marketing	697	624	73	11.7%	522	102	19.5%
Directors fees	584	604	(20)	−3.3%	613	(9)	−1.5%
Printing and supplies	377	431	(54)	−12.5%	433	(2)	−0.5%
Education and travel	360	258	102	39.5%	202	56	27.7%
Postage	304	264	40	15.2%	275	(11)	−4.0%
Consulting	208	172	36	20.9%	259	(87)	−33.6%
All other	2,466	2,167	299	13.8%	2,304	(137)	−5.9%

Total other	6,006	5,126	880	17.2%	5,598	(472)	−8.4%

Total noninterest expenses	$24,473	$22,884	$1,589	6.9%	$22,271	$613	2.8%

The Corporation has seen moderate increases in compensation expense over the past three years. The increases in leased employee salaries are a result of regular merit increases as well as increases in staffing levels due to the acquisitions of Milltown Title, LLC, and the Farwell State Savings Bank. During 2006, leased employee benefits decreased from the prior year as a result of a change in the Corporation’s medical insurance plan and administrator. The increases in all other compensation expenses are a result of the Corporation developing new incentive plans in 2006. Management does anticipate that total compensation expense will moderately increase throughout 2007.

Occupancy expenses have increased as a result of various factors. Depreciation expense has increased mainly as a result of the new Canadian Lakes Branch being completed in 2006. The opening of this new office also increased building rent expense as Isabella Bank and Trust was operating in a leased building and as they terminated the lease they incurred termination costs. Outside services and utilities expenses have been steadily increasing over the past three years as a result of the Corporation’s continued growth as well as increases in the cost of the services provided. Management expects occupancy expenses to moderately increase in 2007 due to the factors noted above.

Furniture and equipment expenses have steadily increased over the past three years as a result of growth, both in the Corporation’s size as well as in the Corporation’s complexity. To help maintain a competitive advantage in the market, management is continually analyzing new ways to improve customer service as well as to increase operating efficiency. To help maximize these goals, management has made significant investments in various software platforms which have resulted in increases in depreciation expense, service contracts, and computer costs. However, management is confident that these purchases will continue to provide shareholder value for years to come. As the Corporation has adopted a growth strategy, management does anticipate the furniture and equipment expenses will continue to increase.

As shown in the preceding table, 2006 audit and SOX compliance fees have increased substantially compared to 2005. This is a result of a substantial portion of the 2005 year end audit procedures being performed in 2006 and a considerable portion of the 2006 year end audit procedures being performed before December 31, 2006.

Management has taken the following steps to improve cost efficiencies related to SOX compliance fees:

•	Hired a new Vice President of Auditing. This action has allowed the Corporation to decrease its reliance on sub contracted audit staff.

•	Management has worked to consolidate duplicate processes of the bank subsidiaries and reevaluate identified key controls.

As a result of these changes and other considerations, management anticipates that SOX compliance fees will decrease in 2007.

One of the most important things every business needs to do is to let prospective customers know about the products and services they offer. IBT Bancorp is no exception. To help increase the effectiveness of its marketing expenditures, Isabella Bank and Trust hired a marketing consultant. The fees paid to this consultant were recorded as a marketing expense. This consultant helped the bank develop a marketing strategy as well as numerous successful marketing campaigns. Isabella Bank and Trust anticipates that it will continue to utilize the services of this firm throughout 2007.

The increases in education and travel are the result of the Corporation’s increased level of commitment to attracting, developing, and retaining the highest level of personnel. This investment in staff members of all levels has been a significant factor in the Corporation’s continued success. One of the largest components of the increase in 2006 was management’s decision to develop a leadership program with the Dale Carnegie Leadership Institute. The Corporation believes that this program is integral to its success and as such, will continue offering the program in the future.

Management realizes that as the IBT Bancorp family of companies grows, it must develop a corporate identity. To help develop this corporate identity, the Corporation began a branding campaign in late 2006, which resulted in an increase in consulting expenses. This campaign will continue throughout 2007.

The increase in all other expenses in 2006 is made up of various cost factors, none of which are individually significant.

Noninterest expenses increased $613 during 2005 when compared to 2004. Compensation and benefits increased $863, occupancy and furniture and equipment expenses increased $222, and other expenses including charitable donations decreased $472.

The $863 increase in compensation and benefits included a 2.62% increase in salaries expense and a 18.95% increase in benefits expense. The majority of the increase in benefit expense is related to a $466 increase in medical expenses, which was the result of higher than normal medical claims in 2005, and a $96 increase in pension expenses and other retirement expenses. The Corporation continues to evaluate medical costs and is researching alternatives to minimize the effects of escalating health care costs.

The $222 increase in occupancy and furniture and equipment expenses includes increases in depreciation expense, ATM and debit card fees, and other expenses. These increases were partially offset by decreases in computer costs. Of the $183 increase in depreciation, $152 relates to an increase in furniture and equipment depreciation, as a result of the Corporation investing in new computer software in 2005 and 2004.

The $472 decrease in other expenses is mainly the result of a significant decrease in audit and SOX compliance fees as a result of a substantial portion of the 2005 year end audit procedures being performed in 2006.

Federal Income Taxes

Federal income tax expense for 2006 was $1,919 or 21.5% of pre-tax income compared to $1,948 or 22.3% of pre-tax income in 2005 and $1,878 or 22.0% in 2004. A reconcilement of actual federal income tax expense reported and the amount computed at the federal statutory rate of 34% is found in Note 13, “Federal Income Taxes”, in the Notes to the accompanying Consolidated Financial Statements.

ANALYSIS OF CHANGES IN FINANCIAL CONDITION

As shown in the following tables, the Corporation enjoyed another year of solid asset growth. This growth was significantly effected by the October, 3 2006 acquisition of the Farwell State Savings Bank (Farwell), but was also the result of the Corporation continuing an aggressive growth strategy.

		Consolidated
	Farwell	12/31/2006	Consolidated
	Acquisition	w/o Farwell	12/31/2006	12/31/2005	$ Change	% Change

ASSETS
Cash and cash equivalents	$5,281	$26,078	$31,359	$30,825	$534	1.73%
Securities available for sale	17,166	196,284	213,450	183,406	30,044	16.38%
Mortgage loans available for sale	—	2,734	2,734	744	1,990	267.47%
Loans	64,130	526,912	591,042	483,242	107,800	22.31%
Allowance for loan losses	(726)	(6,879)	(7,605)	(6,899)	(706)	10.23%
Bank premises and equipment	907	19,847	20,754	16,971	3,783	22.29%
Other assets	26,136	32,257	58,393	33,365	25,028	75.01%

Total assets	$112,894	$797,233	$910,127	$741,654	$168,473	22.72%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$73,338	$652,502	$725,840	$592,478	$133,362	22.51%
Other borrowed funds	—	58,303	58,303	52,165	6,138	11.77%
Escrow funds payable	—	2,416	2,416	9,823	(7,407)	−75.40%
Accrued interest and other liabilities	1,114	6,705	7,819	6,286	1,533	24.39%

Total liabilities	74,452	719,926	794,378	660,752	133,626	20.22%
Shareholders’ equity	38,442	77,307	115,749	80,902	34,847	43.07%

Total liabilities and shareholders’ equity	$112,894	$797,233	$910,127	$741,654	$168,473	22.72%

The following table outlines the growth in the Corporation’s balance sheet excluding the increase in net assets as a result of the 2006 Farwell acquisition.

	$ Change	% Change

ASSETS
Cash and cash equivalents	$(4,747)	−15.40%
Securities available for sale	12,878	7.02%
Mortgage loans available for sale	1,990	267.47%
Loans	43,670	9.04%
Allowance for loan losses	20	−0.29%
Bank premises and equipment	2,876	16.95%
Other assets	(1,108)	−3.32%

Total assets	$55,579	7.49%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$60,024	10.13%
Other borrowed funds	6,138	11.77%
Escrow funds payable	(7,407)	−75.40%
Accrued interest and other liabilities	419	6.67%

Total liabilities	59,174	8.96%

Shareholders’ equity	(3,595)	—4.44%

Total liabilities and shareholders’ equity	$55,579	7.49%

A discussion of changes in balance sheet amounts by major categories follows.

Investment Securities

The primary objective of the Corporation’s investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and the Corporation’s overall exposure to changes in interest rates. Securities held to maturity in 2004, which were stated at amortized cost, consisted mostly of local municipal bond issues, and U.S. Agencies. All securities are currently classified as available-for-sale and are stated at fair value. The increase in securities in 2006 is consistent with the Corporation’s overall growth.

The following is a schedule of the carrying value of investment securities available for sale and held to maturity:

	December 31
	2006	2005	2004

Available for sale
U.S. Government and federal agencies	$69,020	$52,913	$51,279
States and political subdivisions	112,754	95,435	84,632
Corporate	11,053	13,220	4,754
Mortgage-backed	20,623	21,838	21,365

Total	$213,450	$183,406	$162,030

Held to maturity
Mortgage-backed	$—	$—	$3
States and political subdivisions	—	—	520

Total	$—	$—	$523

Excluding those holdings of the investment portfolio in U.S. Government and federal agencies, there were no investments in securities of any one issuer that exceeded 10% of shareholders’ equity. The Corporation has a policy prohibiting investments in securities that it deems are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes.

The following is a schedule of maturities of each category of investment securities (at carrying value) and their weighted average yield as of December 31, 2006. Weighted average yields have been computed on a fully taxable-equivalent basis using a tax rate of 34%. Mortgage-backed securities and collateralized mortgage obligations are included in maturity categories based on their stated maturity date. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	Maturing
			After One Year But		After Five Years But
	Within One Year		Within Five Years		Within Ten Years		After Ten Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield

Available for Sale
U.S. Government and federal agencies	$28,907	3.89%	$37,615	4.85%	$2,498	5.65%	$—	—
States and political subdivisions	26,973	3.85%	51,284	3.86%	32,964	3.82%	1,533	4.16%
Mortgage-backed	2,430	3.17%	16,040	4.38%	2,153	3.64%	—	—
Corporate	6,059	4.79%	—	—	—	—	4,994	4.45%

Total	$64,369	3.93%	$104,939	4.29%	$37,615	3.93%	$6,527	4.38%

Loans

The largest component of earning assets is loans. The proper management of credit and market risk inherent in the loan portfolio is critical to the financial well-being of the Corporation. To control these risks, the Corporation has adopted strict underwriting standards. The standards include prohibitions against lending outside the Corporation’s defined market areas, lending limits to a single borrower, and strict loan to collateral value limits. The Corporation also monitors and limits loan concentrations extended to volatile industries. The Corporation has no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in the following table.

The following table presents the composition of our loan portfolio for the years ended December 31:

	2006	2005	2004	2003	2002

Commercial	$212,701	$179,541	$146,152	$129,392	$126,591
Agricultural	47,302	49,424	49,179	52,044	54,788
Residential real estate mortgage	300,650	226,251	227,421	199,455	170,452
Installment	30,389	28,026	30,143	40,969	39,029

	$591,042	$483,242	$452,895	$421,860	$390,860

The following table presents the change in the loan categories for the years ended December 31:

	2006		2005		2004
	$ Change	% Change	$ Change	% Change	$ Change	% Change

Commercial	$33,160	18.5%	$33,389	22.8%	$16,760	13.0%
Agricultural	(2,122)	−4.3%	245	0.5%	(2,865)	−5.5%
Residential real estate mortgage	74,399	32.9%	(1,170)	−0.5%	27,966	14.0%
Installment	2,363	8.4%	(2,117)	−7.0%	(10,826)	−26.4%

	$107,800	22.3%	$30,347	6.7%	$31,035	7.4%

The following table presents the change in loan categories excluding the loans acquired from Farwell:

		Less
		Loans	Adjusted
	Consolidated	Acquired	Consolidated	Consolidated
	12/31/06	from Farwell	12/31/06	12/31/05	$ Change	% Change

Commercial	$212,701	$1,361	$211,340	$179,541	$31,799	17.7%
Agricultural	47,302	—	47,302	49,424	(2,122)	−4.3%
Residential real estate mortgage	300,650	59,040	241,610	226,251	15,359	6.8%
Installment	30,389	3,729	26,660	28,026	(1,366)	−4.9%

	$591,042	$64,130	$526,912	$483,242	$43,670	9.0%

The growth in commercial loans is a result of the Corporation’s efforts to increase the commercial loan portfolio as a percentage of total loans. A significant portion of this growth has been driven by the Corporation’s new business development team. Management expects to see continued growth in the commercial loan portfolio in 2007.

The decrease in agricultural loans is a result of the Corporation’s shift towards higher quality agricultural credits. This shift has resulted in a steady decrease in its farm loans over the last five years. However, management anticipates that agricultural loans will moderately grow during 2007 based on projections from the lenders in this area.

While residential mortgage loans represent the largest component of the Corporation’s portfolio, after excluding the loans purchased from the acquisition of Farwell, they have not grown as fast as the commercial portfolio. The Corporation’s ability to significantly grow the mortgage portfolio continues to be challenging as a result of the softening housing market. As a result, management does anticipate that residential mortgage loans will continue to shrink as a percentage of total loans.

Excluding the effects of the Farwell acquisition, installment loans have been steadily decreasing over the past few years. This is a result of the increased competition from credit unions and financing offered from other non-financial institutions. Management does expect the current declining trend to continue in the future.

Deposits

The main source of funds for the Corporation is deposits. The deposit portfolio represents various types of non transaction accounts as well as savings accounts and time deposits.

The following table presents the composition of our deposit portfolio as of December 31:

	2006	2005	2004

Noninterest bearing demand deposits	$83,902	$73,839	$65,736
Interest bearing demand deposits	111,406	104,251	101,362
Savings deposits	178,001	153,397	162,516
Certificates of deposit	320,226	250,246	234,262
Brokered certificates of deposit	27,446	7,076	—
Internet certificates of deposit	4,859	3,669	—

Total	$725,840	$592,478	$563,876

The following table presents the change in the deposit categories for the years ended December 31:

	2006		2005		2004

Noninterest bearing demand deposits	$10,063	13.6%	$8,103	12.3%	$(2,024)	−3.0%
Interest bearing demand deposits	7,155	6.9%	2,889	2.9%	(16,198)	−13.8%
Savings deposits	24,604	16.0%	(9,119)	−5.6%	18,807	13.1%
Certificates of deposit	69,980	28.0%	15,984	6.8%	(4,416)	−1.9%
Brokered certificates of deposit	20,370	287.9%	7,076	100.0%	—	100.0%
Internet certificates of deposit	1,190	32.4%	3,669	100.0%	—	100.0%

Total	$133,362	22.5%	$28,602	5.1%	$(3,831)	−0.7%

The following table presents the change in deposit categories excluding the deposits acquired from Farwell:

		Less
		Deposits	Adjusted
	Consolidated	Acquired	Consolidated	Consolidated
	12/31/06	from Farwell	12/31/06	12/31/05	$ Change	% Change

Noninterest bearing demand deposits	$83,902	$10,472	$73,430	$73,839	$(409)	−0.6%
Interest bearing demand deposits	111,406	8,660	102,746	104,251	(1,505)	−1.4%
Savings deposits	178,001	17,704	160,297	153,397	6,900	4.5%
Certificates of deposit	320,226	35,507	284,719	250,246	34,473	13.8%
Brokered certificates of deposit	27,446	995	26,451	7,076	19,375	273.8%
Internet certificates of deposit	4,859	—	4,859	3,669	1,190	32.4%

Total	$725,840	$73,338	$652,502	$592,478	$60,024	10.1%

As shown in the preceding tables, the Corporation has enjoyed consistent deposit growth over the past few two years. However, much of this growth has come in the form of time sensitive deposits, including brokered and internet certificates of deposit. This change in mix is a direct result of the current interest rate environment. This new mix has resulted in a dramatic increase in the cost of the funds as certificates of deposits typically are the highest cost of all deposit types.

Within the banking industry there is agreement that competition from mutual funds and annuities has had a significant impact on deposit growth. In response, the Corporation’s subsidiaries now offer mutual funds and annuities to its customers. The Corporation’s trust department also offers a variety of financial products in addition to traditional estate services.

The following table shows the average balances and corresponding interest rates paid on deposit accounts as of December 31:

	2006		2005		2004
	Amount	Rate	Amount	Rate	Amount	Rate

Noninterest bearing demand deposits	$73,650		$69,610		$64,531
Interest bearing demand deposits	105,476	1.58%	103,684	0.97%	106,471	0.53%
Savings deposits	158,327	1.69%	157,238	1.00%	157,819	0.55%
Time deposits	301,593	4.25%	245,559	3.58%	238,323	3.34%

Total	$639,046		$576,091		$567,144

The time remaining until maturity of time certificates and other time deposits of $100 or more at December 31, 2006 was as follows:

Maturity
Within 3 months	$54,364
Within 3 to 6 months	21,197
Within 6 to 12 months	32,568
Over 12 months	34,227

Total	$142,356

Borrowed Funds

As a result of the Corporation’s recent loan growth and the increased level of competition for deposits, the Corporation has increased its other borrowings significantly over the past year. Management does also anticipate that the Corporation will continue to increase its borrowings throughout 2007.

Escrow Funds Payable

The Corporation observed a substantial decrease in escrow funds payable during 2006. This decrease can be attributed to Internal Revenue Code Section ( “IRC”) 1031 exchange account balances being reinvested by customers of IBT Title and Insurance Agency, Inc. (“IBT Title”). These IRC 1031 accounts allow owners of business or investment property to defer realized gains from the sale of business or investment property if the funds are reinvested in another property. As such, these balances can fluctuate significantly between periods as the funds are reinvested. The Corporation does not anticipate escrow funds payable to fluctuate significantly from current levels in 2007.

Capital

The capital of the Corporation consists solely of common stock, capital surplus, retained earnings, and accumulated other comprehensive income / (loss). The Corporation offers dividend reinvestment and employee and director stock purchase plans. Under the provisions of these Plans, the Corporation issued 61,257 shares of common stock generating $2,460 of capital during 2006, and 78,303 shares of common stock generating $2,684 of capital in 2005. The Corporation also offers share based payment awards through its equity compensation plan (See Note 18). Pursuant to this plan, the Corporation generated $470 and $2,704 of capital in 2006 and 2005, respectively. In October 2002 the Board of Directors authorized management to repurchase up to $2,000 in dollar value of the Corporation’s common stock. A total of 4,571 shares were repurchased in 2004 at an average price of $42 per share. There were no shares repurchased in 2006 or 2005. Accumulated other comprehensive income decreased $1,981 and consists of a $747 increase in unrealized gain on available-for-sale investment securities reduced by $2,728 related to the adoption of FASB Statement No. 158.

The Federal Reserve Board’s current recommended minimum primary capital to assets requirement is 6.0%. The Corporation’s primary capital to average assets, which consists of shareholders’ equity plus the allowance for loan losses less acquisition intangibles, was 12.49% at year end 2006. There are no commitments for significant capital expenditures.

The Federal Reserve Board has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8%, of which at least 4% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and the Corporation’s values at December 31, 2006:

Percentage of Capital to Risk Adjusted Assets:

	IBT Bancorp
	December 31, 2006
	Required	Actual

Equity Capital	4.00%	15.38%
Secondary Capital	4.00%	1.25%

Total Capital	8.00%	16.63%

IBT Bancorp’s secondary capital includes only the allowance for loan losses. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.

The Federal Reserve and FDIC also prescribe minimum capital requirements for the Corporation’s subsidiary Banks. At December 31, 2006, the Banks exceeded these minimums. For further information regarding the Banks’ capital requirements, refer to Note 17 of the Notes to the accompanying Consolidated Financial Statements, “Minimum Regulatory Capital Requirements”.

Liquidity

The primary sources of the Corporation’s liquidity are cash and cash equivalents and available-for-sale investment securities. These categories totaled $244,809 or 26.9% of assets as of December 31, 2006 as compared to $214,231 or 28.9% in 2005. Liquidity is important for financial institutions because of their need to meet loan funding commitments, depositor withdrawal requests and various other commitments discussed in the accompanying notes to consolidated financial statements. Liquidity varies significantly daily, based on customer activity.

Operating activities used $1,698 of cash in 2006 as compared to providing $18,452 in 2005. Net cash provided by financing activities equaled $64,846 in 2006 and $49,215 in 2005. The Corporation’s investing activities used cash amounting to $62,614 in 2006 and $57,602 in 2005. The accumulated effect of the Corporation’s operating, investing, and financing activities provided $534 and $10,065 of cash in 2005 and 2004, respectively.

The primary source of funds for the Banks is deposits. The Banks emphasize interest-bearing time deposits as part of their funding strategy. The Banks also seek noninterest bearing deposits, or checking accounts, which reduce the Banks’ cost of funds in an effort to expand the customer base.

In recent periods, the Corporation has experienced some competitive challenges in obtaining additional deposits to fuel growth. As depositors continue to have wider access to the Internet and other real-time interest rate monitoring resources, deposit sourcing and pricing has become more competitive. Deposit growth is achievable, but at a competitive price, with tight net interest margins, especially during these most recent periods of low interest rates. As a result of this increased competition, the Corporation (as discussed above) has begun to rely more and more on brokered and internet deposits as a key funding source.

In addition to these primary sources of liquidity, the Corporation has the ability to borrow in the federal funds market and at both the Federal Reserve Bank and the Federal Home Loan Bank. The Corporation’s liquidity is considered adequate by the management of the Corporation.

Interest Rate Sensitivity

Interest rate sensitivity management aims at achieving reasonable stability in the net interest margin through periods of changing interest rates. Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. One tool used by management to measure interest rate sensitivity is gap analysis. As shown in the following table, the gap analysis depicts the Corporation’s position for specific time periods and the cumulative gap as a percentage of total assets.

Investment securities and other investments are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans are included in the time frame of their earliest repricing. Of the $591,042 in total loans, $99,099 are variable rate loans. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $6,200 that are included in the 0 to 3 month time frame.

Savings, NOW accounts, and money market accounts have no contractual maturity date and are believed to be predominantly noninterest rate sensitive by management. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon management’s analysis of deposit runoff over the past five years. Management believes this runoff experience is consistent with its expectation for the future. As of December 31, 2006, the Corporation had $94,062 more liabilities than assets maturing within one year. A negative gap position results when more liabilities, within a specified time frame, mature or reprice than assets.

Interest Rate Sensitivity

The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2006. The interest rate sensitivity information for investment securities is based on the expected prepayments and call dates verses stated maturities. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.

	0 to 3	4 to 12	1 to 5	Over 5
	Months	Months	Years	Years

Interest Sensitive Assets
Investment securities	$22,513	$54,248	$97,666	$39,023
Loans	133,382	71,044	345,905	37,267

Total	$155,895	$125,292	$443,571	$76,290

Interest Sensitive Liabilities
Borrowed funds	$17,489	$6,000	$22,814	$12,000
Time deposits	81,085	156,353	114,562	531
Savings	45,127	25,076	107,798	—
Interest bearing demand	40,300	3,819	67,287	—

Total	$184,001	$191,248	$312,461	$12,531

Cumulative gap (deficiency)	$(28,106)	$(94,062)	$37,048	$100,807
Cumulative gap (deficiency) as a % of assets	(3.09)%	(10.34)%	4.07%	11.08%

The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2006. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

	Due in
	1 Year	1 to 5	Over 5
	or Less	Years	Years	Total

Commercial and agricultural	$63,951	$177,104	$18,948	$260,003

Interest Sensitivity
Loans maturing after one year that have:
Fixed interest rates		$157,620	$17,961
Variable interest rates		19,484	987

Total		$177,104	$18,948

Item 7 A. Quantitative and Qualitative Disclosures about Market Risk

The Corporation’s primary market risks are interest rate risk and, to a lesser extent, liquidity risk. The Corporation has no significant foreign exchange risk, holds limited loans outstanding to oil and gas concerns, holds no trading account assets, nor does it utilize interest rate swaps or derivatives, except for interest rate locks, in the management of its interest rate risk. Any changes in foreign exchange rates or commodity prices would have an insignificant impact, if any, on the Corporation’s interest income and cash flows. The Corporation does have a significant amount of loans extended to borrowers in agricultural production. The cash flow of such borrowers and ability to service debt is largely dependent on the commodity prices for corn, soybeans, sugar beets, milk, beef, and a variety of dry beans. The Corporation mitigates these risks by using conservative price and production yields when calculating a borrower’s available cash flow to service their debt.

Interest rate risk (“IRR”) is the exposure of the Corporation’s net interest income, its primary source of income, to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution’s interest earning assets and its interest bearing liabilities. IRR is the fundamental method in which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to the Corporation’s earnings and capital.

The Federal Reserve, the Corporation’s primary Federal regulator, has adopted a policy requiring the Board of Directors and senior management to effectively manage the various risks that can have a material impact on the safety and soundness of the Corporation. The risks include credit, interest rate, liquidity, operational, and reputational. The Corporation has policies, procedures and internal controls for measuring and managing these risks. Specifically, the IRR policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to the Board of Directors.

The Corporation uses several techniques to manage IRR. The first method is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of the Corporation’s interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the imbedded repricing options contained in assets and liabilities. A substantial portion of the Corporation’s assets are invested in loans and mortgage backed securities. These assets have imbedded options that allow the borrower to repay the balance prior to maturity without penalty. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current interest rate for residential mortgages, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in the Corporation’s cash flows from these assets. Investment securities, other than those that are callable, do not have any significant imbedded options. Savings and checking deposits may generally be withdrawn on request without prior notice. The timing of cash flows from these deposits is estimated based on historical experience. Time deposits have penalties that discourage early withdrawals.

The second technique used in the management of IRR is to combine the projected cash flows and repricing characteristics generated by the gap analysis and the interest rates associated with those cash flows to project future interest income. By changing the amount and timing of the cash flows and the repricing interest rates of those cash flows, the Corporation can project the effect of changing interest rates on its interest income. Based on the projections prepared for the year ended December 31, 2006 the Corporation’s net interest income would increase during a period of increasing long term interest rates.

The following tables provide information about the Corporation’s assets and liabilities that are sensitive to changes in interest rates as of December 31, 2006 and 2005. The Corporation has no interest rate swaps, futures contracts, or other derivative financial options. The principal amounts of assets and time deposits maturing were calculated based on the contractual maturity dates. Savings and NOW accounts are based on management’s estimate of their future cash flows.

	December 31, 2006							Fair Value
	2007	2008	2009	2010	2011	Thereafter	Total	12/31/06
	(Dollars in thousands)

Rate sensitive assets
Other interest bearing assets	$2,992	$—	$—	$—	$—	$—	$2,992	$2,992
Average interest rates	4.63%	—	—	—	—	—	4.63%
Fixed interest rate securities	$76,761	$48,239	$21,380	$15,064	$12,983	$39,023	$213,450	$213,450
Average interest rates	3.87%	4.41%	4.14%	4.04%	3.75%	3.88%	4.03%
Fixed interest rate loans	$108,771	$100,331	$95,442	$75,359	$74,773	$37,267	$491,943	$494,209
Average interest rates	6.45%	6.41%	6.47%	6.55%	7.17%	6.25%	6.56%
Variable interest rate loans	$66,850	$12,598	$13,118	$4,301	$1,425	$807	$99,099	$99,099
Average interest rates	5.93%	8.81%	8.63%	8.76%	8.26%	9.21%	6.84%
Rate sensitive liabilities
Borrowed funds	$23,489	$6,058	$8,500	$8,256	$—	$12,000	$58,303	$58,390
Average interest rates	5.01%	4.78%	4.88%	5.10%	—	4.85%	4.95%
Savings and NOW accounts	$114,322	$78,084	$68,816	$22,601	$5,584	$—	$289,407	$289,407
Average interest rates	3.14%	1.37%	0.70%	0.73%	0.92%	—	1.85%
Fixed interest rate time deposits	$231,238	$43,789	$22,518	$31,822	$16,433	$531	$346,331	$346,395
Average interest rates	4.63%	4.21%	4.17%	4.47%	4.79%	5.27%	4.54%
Variable interest rate time deposits	$5,771	$424	$5	$—	$—	$—	$6,200	$6,200
Average interest rates	4.16%	4.28%	4.34%	—	—	—	4.17%

	December 31, 2005							Fair Value
	2006	2007	2008	2009	2010	Thereafter	Total	12/31/05

Rate sensitive assets
Other interest bearing assets	$3,251	$—	$—	$—	$—	$—	$3,251	$3,251
Average interest rates	2.49%	—	—	—	—	—	2.49%
Fixed interest rate securities	$55,646	$41,790	$28,358	$14,484	$10,289	$32,839	$183,406	$183,406
Average interest rates	4.02%	3.39%	3.53%	3.91%	3.83%	3.52%	3.60%
Fixed interest rate loans	$100,287	$72,422	$81,034	$52,992	$55,706	$30,414	$392,855	$396,277
Average interest rates	6.24%	6.09%	6.22%	5.96%	6.41%	6.20%	6.19%
Variable interest rate loans	$48,475	$16,265	$16,143	$5,309	$4,121	$74	$90,387	$90,387
Average interest rates	8.46%	7.95%	7.76%	7.74%	7.87%	6.42%	8.19%
Rate sensitive liabilities
Borrowed funds	$17,266	$5,000	$5,113	$3,500	$8,286	$13,000	$52,165	$52,216
Average interest rates	4.02%	3.72%	4.77%	3.66%	5.11%	4.84%	4.42%
Savings and NOW accounts	$58,315	$84,868	$83,657	$23,708	$7,100	$—	$257,648	$257,648
Average interest rates	2.97%	1.05%	0.88%	0.74%	0.93%	—	1.36%
Fixed interest rate time deposits	$144,640	$48,977	$27,856	$17,451	$20,316	$381	$259,621	$259,245
Average interest rates	3.71%	3.99%	3.82%	3.76%	4.23%	5.29%	3.82%
Variable interest rate time deposits	$972	$391	$7	$—	$—	$—	$1,370	$1,370
Average interest rates	3.51%	3.54%	3.55%	—	—	—	3.52%

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Corporation’s market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation’s financial results, is included in the Corporation’s filings with the Securities and Exchange Commission.

COMMON STOCK AND DIVIDEND INFORMATION

There is no established market for the Corporation’s common stock or public information with respect to its market price. There are occasional sales by shareholders of which management of the Corporation is aware. The prices were reported to management in only some of the transactions and management cannot confirm the prices that were reported during this period. All of the information has been adjusted to reflect the 10% stock dividend paid February 15, 2006.

	Number of	Number of	Sale Price
Period	Sales	Shares	Low	High

2006
First Quarter	27	19,003	$44.00	$44.00
Second Quarter	46	30,603	44.00	44.00
Third Quarter	45	13,524	44.00	44.00
Fourth Quarter	46	20,326	44.00	44.00

	164	83,456

2005
First Quarter	34	19,429	38.18	38.18
Second Quarter	53	59,717	38.18	38.18
Third Quarter	60	24,654	38.18	38.18
Fourth Quarter	41	25,893	38.18	40.00

	188	129,693

The following table sets forth the cash dividends paid for the following quarters, adjusted for the 10% stock dividend paid on February 15, 2006.

	Per Share
	2006	2005

First Quarter	$0.11	$0.10
Second Quarter	0.11	0.10
Third Quarter	0.11	0.10
Fourth Quarter	0.31	0.30

Total	$0.64	$0.60

IBT Bancorp’s authorized common stock consists of 10,000,000 shares, of which 6,335,861 shares are issued and outstanding as of December 31, 2006. As of that date, there were 2,576 shareholders of record.

In October 2002, the Corporation’s Board of Directors authorized the repurchase of up to $2,000 in dollar value of the Corporation’s common stock. This authorization does not have an expiration date. Based on repurchases since October 2002, the Corporation is currently able to repurchase up to $1,700 of its common shares under this plan. Shares repurchased revert back to the status of authorized and unissued shares. The following table provides information as of December 31, 2006, with respect to this plan:

Total Number of
Shares Purchased
	Shares Repurchased		as Part of Publicly	Maximum Shares That
		Average Price	Announced Plan	May Be Purchased Under
	Number	Per Share	or Program	the Plans or Programs
(Dollars in thousands)

Balance, September 30, 2006				38,636
October 1 - 31, 2006	—	$—	—	—
November 1 - 30, 2006	—	—	—	—
December 1 - 31, 2006	—	—	—	—

Balance December 31, 2006	—	$—	—	38,636

Information concerning Securities Authorized for Issuance Under Equity Compensation Plans appears under “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” included elsewhere in this annual report on Form 10-K.

Stock Performance

The following graph compares the cumulative total shareholder return on Corporation common stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at December 31, 2001 and all dividends are reinvested.

Stock Performance
Five-Year Total Return

The dollar values for total shareholder return plotted in the graph above are shown in the table below:

Comparison of Five Year Cumulative
Among IBT Bancorp, NASDAQ Stock Market,
and NASDAQ Bank Stock

			NASDAQ
Year	IBT Bancorp	NASDAQ	Banks

12/31/2001	100.0	100.0	100.0
12/31/2002	117.0	68.7	98.3
12/31/2003	135.9	103.6	129.0
12/31/2004	159.4	113.7	144.8
12/31/2005	169.6	116.2	148.2
12/31/2006	189.2	132.4	169.2

SHAREHOLDERS’ INFORMATION

Annual Meeting

The Annual Meeting of Shareholders will be held at 5:00 p.m., Tuesday, May 15, 2007, Holiday Inn, 5665 E. Pickard Street, Mt. Pleasant, Michigan.

Financial Information and Form 10-K

Copies of the 2006 Annual Report, IBT Bancorp Form 10-K, and other financial information not contained herein may be obtained, without charge, by writing to:

Debra Campbell
Secretary
IBT Bancorp
200 East Broadway
Mt. Pleasant, Michigan 48858

Mission Statement

The mission of IBT Bancorp shall be:

To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries’ autonomy.

Equal Employment Opportunity

The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by IBT Bancorp, and its subsidiaries.

Appendix A

CHARTER OF THE COMPENSATION AND HUMAN RESOURCE COMMITTEE OF THE
BOARD OF DIRECTORS OF IBT BANCORP, INC.

I.	COMPOSITION

Appointment.  Members of the Compensation and Human Resource Committee (the “Committee”) shall be appointed annually by the Board of Directors of IBT Bancorp, Inc. (the “Board”). The members shall serve at the discretion of the Board and until their successors are duly elected and qualified by the Board.

Resignation and Vacancies.  Any member of the Committee may resign, effective upon giving written notice to the Chairman of the Board unless the notice specifies a later time for the effectiveness of the resignation. All vacancies of the Committee, however created, may be filled by the Board.

Membership.  The Committee shall be composed of at least four members, all of whom must meet the independence requirements of Section 4200(a)(15) of the National Association of Securities Dealers’ listing standards and any standards of independence as may be prescribed for purposes of any federal securities, tax or other laws relating to the Committee’s duties and responsibilities. Each member of the Committee shall meet both the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the definition of “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. No member of the Committee shall be an officer of IBT Bancorp, Inc. (the “Corporation”) or have been an officer of the Corporation within the prior three years or an “affiliated person” of the Corporation or any of its subsidiaries. No member of the Committee may have any interlocking relationships required to be disclosed under the federal securities laws, including Item 402(j)(3) of Regulation S-K. Fees for service as a director (and as a committee member or committee chair) are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

Committee Chair and Secretary.  The Board shall appoint one of the members of the Committee to serve as Committee Chair. The Committee may also appoint a secretary, who need not be a director.

Advisors.  The Committee shall have the authority, as it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Committee also has the authority, as it deems necessary or appropriate, to request the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation will provide appropriate funding, as determined solely by the Committee, for payment of compensation to any advisors retained by the Committee.

II.	PURPOSE OF THE COMMITTEE

The purpose of the Committee shall be evaluating and approving the executive officer and senior management compensation plans, policies and programs of the Corporation and its affiliates. The Committee shall evaluate and make recommendations to the Board regarding the compensation of the Chief Executive Officer of the Corporation. The Committee shall evaluate and make recommendations regarding the compensation of the Board and directors of affiliate boards, including their compensation for services on Board committees. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement.

III.	RESPONSIBILITIES OF THE COMMITTEE

The Committee shall perform the following responsibilities, which may be supplemented from time to time by any responsibilities expressly delegated to the Committee by the Board:

Executive Compensation

•	Establish criteria for the evaluation of the President & CEO.

•	Evaluate President & CEO at least annually.

•	Recommend President & CEO goals and objectives for the coming calendar year.

•	Establish salary ranges for the President & CEO of IBT Bancorp and its subsidiaries.

•	Review and recommend incentive compensation plans and amounts to be paid, if any, to the Board of Directors.

•	Review all qualified and nonqualified benefit plans, including costs, effectiveness and recommended changes.

•	Establish and recommend to the Board a budgeted percentage increase, as presented by management, on a subsidiary by subsidiary basis and monitor each subsidiary’s compliance with the established target.

•	Annually review and make recommendations to the Board with respect to the compensation of all officers and other key executives, including grants and awards under any incentive compensation plans and equity-based plans.

Charter Review

•	Review and reassess the adequacy of the Committee’s charter annually and recommend to the Board any necessary or desirable changes to the charter; and

•	Publicly disclose the charter and any amendments to the charter as required by the Securities and Exchange Commission and rules or regulations of any other regulatory body having authority over the Corporation.

The foregoing list of duties is not exhaustive, and the Committee may in addition perform such other functions as may be necessary or appropriate.

Meetings and Procedure

The Committee shall meet as often as necessary, but at least three times each year, to enable it to fulfill its responsibilities. The Committee may meet by telephone conference call or by any other means permitted by law. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Corporation and will report its actions to the next meeting of the Board.

The Committee may ask members of management, employees, outside counsel or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

The Committee Chair shall be responsible for leadership of the Committee, including calling Committee meetings, preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time but at least once each year as requested by the Board.

General

•	Form and delegate authority to subcommittees when appropriate;

•	Retain and terminate any compensation consultant to be used to assist in the evaluation, review or development of director, CEO or senior executive compensation, compensation plans or arrangements or benefits and have sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Corporation shall pay all fees and expenses of legal, accounting or other advisors retained by the Committee.

•	Prepare the Compensation Committee report and Compensation Discussion and Analysis sections to be included in the Corporation’s proxy statement when and as required by applicable securities laws and regulations; and

•	Annually review the performance of the Committee.

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee members reasonably relieve to be reliable and competent in the matters presented;

•	Counsel, independent auditors or other persons as to matters which the Committee members reasonably believe to be within the professional or expert competence of such person; and

•	Another committee of the Board as to matters within its designated authority.

Nothing in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Corporation or members of the Committee.

IBT BANCORP PROXY
200 EAST BROADWAY
MT. PLEASANT, MI 48858
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints David J. Maness, Ronald Schumacher, and William J. Strickler as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of IBT Bancorp held of record by the undersigned on April 1, 2007 at the annual meeting of shareholders to be held May 15, 2007 or any adjournments thereof.
ELECTION OF DIRECTORS:

FOR ALL NOMINEES LISTED BELOW EXCEPT AS MARKED TO THE CONTRARY BELOW	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED	☐
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THE NOMINEE’S NAME IN THE LIST BELOW.)

JAMES C. FABIANO	DAVID W. HOLE	DALE D. WEBURG
(CONTINUED AND TO BE SIGNED ON OTHER SIDE)
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer, If a partnership, please sign in partnership name by authorized person.

Dated:	, 2007

Please mark, sign. date and return Proxy card promptly using the enclosed envelope.		Signature

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